Exhibit 10.1

Execution Version

STOCK PURCHASE AGREEMENT

between

TRIANGLE PETROLEUM CORPORATION

and

TIAA OIL AND GAS INVESTMENTS, LLC

dated as of August 6, 2013

i

ii

SCHEDULES

Schedule I	Triangle Entities; Triangle Subsidiaries; Foreign Qualifications
Schedule 3.03	No Other Subsidiaries
Schedule 3.05(a)	Capitalization
Schedule 3.05(b)	No Preemptive Rights, Registration Rights or Options
Schedule 3.08	Compliance with Laws and Agreements
Schedule 3.10	Triangle Financial Statements
Schedule 3.12	No Material Adverse Change
Schedule 3.13	Title to Property
Schedule 3.16	Litigation
Schedule 3.19	Environmental Matters
Schedule 5.01	Conduct of Business

EXHIBITS

Exhibit A	Form of Rights Agreement

iii

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of August 6, 2013 (this “Agreement”), is entered into by and between Triangle Petroleum Corporation, a Delaware corporation (“Triangle”), and TIAA Oil and Gas Investments, LLC, a Delaware limited liability company (the “Purchaser” and together with Triangle, the “Parties”).

WHEREAS, at the Closing (as defined below), and in accordance with the provisions of this Agreement, Triangle desires to sell and issue to the Purchaser, and the Purchaser desires to purchase from Triangle, an aggregate of 11,350,000 shares (the “Shares”) of common stock, par value $0.00001 per share, of Triangle (“Common Stock”); and

WHEREAS, at the Closing, the Parties will execute and deliver a Rights Agreement, in substantially the form attached hereto as Exhibit A (the “Rights Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01                             Definitions.  As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, however, that “Affiliate” shall not be deemed to include any portfolio company in which the Purchaser or any of its investment fund Affiliates have made a debt or equity investment.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Board” means the Board of Directors of Triangle or any duly authorized committee thereof.

“Business Day” means any day other than a Saturday, Sunday, any federal holiday or day on which banking institutions in the State of Texas are authorized or required by Law or other governmental action to close.

“Closing” shall have the meaning specified in Section 2.02.

“Closing Date” shall have the meaning specified in Section 2.02.

“Code” shall have the meaning specified in Section 3.17(b).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” shall have the meaning specified in the recitals to this Agreement.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, deed of trust, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

“Environmental Law” means any Law, Environmental Permit, obligation required by common law and other legally enforceable requirements applicable to the Triangle Entities or the operation of their business relating to the protection of human health and safety (to the extent such health or safety relate to exposure to Hazardous Materials), the environment and natural resources (including, any natural resource damages, any generation, manufacture, processing, use, storage, treatment, disposal, release, threatened release, discharge, or emission of Hazardous Materials into the environment, and any exposure to Hazardous Materials), including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Occupational Safety and Health Act (29 C.F.R. part 24 et seq.), and the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.).

“Environmental Permits” means all permits, approvals, identification numbers, registrations, consents, licenses, exemptions, variances and governmental authorizations required under or issued pursuant to any applicable Environmental Law.

“ERISA” shall have the meaning specified in Section 3.17(b).

“ERISA Affiliate” shall have the meaning specified in Section 3.17(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“FCPA” shall have the meaning specified in Section 3.21(a).

“GAAP” means generally accepted accounting principles and practices as in the United States of America as of the period presented.

“Governmental Authority” means, with respect to a particular Person, any state, county, city and political subdivision of the United States in which such Person or such Person’s property or assets is located or which exercises valid jurisdiction over any such Person or such Person’s property or assets, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s property or assets.  Unless otherwise specified, all references to Governmental Authority herein with respect to Triangle means a Governmental Authority having jurisdiction over the Triangle Entities or any of their respective properties or assets.

“Hazardous Material” means any substance regulated by or as to which liability arises under any applicable Environmental Law including any: (i) chemical, product, material, substance or waste defined as “hazardous substance,” “hazardous material,” “hazardous waste,” “restricted hazardous waste,” “extremely hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (ii) petroleum hydrocarbons, petrochemical or petroleum products, petroleum substances, natural gas and crude oil or any components, fractions or derivatives thereof; and (iii) asbestos containing materials, polychlorinated biphenyls, urea formaldehyde foam insulation, or radon gas.

“HSR Act” shall have the meaning specified in Section 2.03(d).

“Indemnified Party” shall have the meaning specified in Section 6.03(b).

“Indemnifying Party” shall have the meaning specified in Section 6.03(b).

“Knowledge” means, with respect to Triangle, the actual knowledge of Jonathan Samuels, Joseph Feiten or Justin Bliffen or which Jonathan Samuels, Joseph Feiten or Justin Bliffen reasonably should have known after making due inquiry as to the matter in question.

“Kodiak Purchase Agreement” means the Purchase and Sale Agreement, dated as of August 5, 2013, by and among Kodiak Oil & Gas (USA) Inc. and Kodiak Williston, LLC, as sellers, and Triangle USA Petroleum Corporation, as purchaser.

“Kodiak Transaction” means the transactions contemplated by the Kodiak Purchase Agreement.

“Law” means any applicable federal, state or local order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule or regulation.

“Lien” means any lien, pledge, condemnation award, claim, restriction, easement, covenant, exception to title, charge, preferential purchase right, equity, security interest, exclusive license, mortgage, deed of trust, hypothecation or encumbrance of any nature whatsoever including as a statutory landlord lien.

“Money Laundering Laws” shall have the meaning specified in Section 3.21(b).

“NGP Agreements” means (i) the NGP Convertible Note, (ii) the NGP Registration Rights Agreement, and (iii) the NGP Investment Agreement.

“NGP Convertible Note” means that certain Triangle Petroleum Corporation 5.0% Convertible Promissory Note, dated as of July 31, 2012, by and between Triangle and NGP Triangle Holdings, LLC.

“NGP Investment Agreement” means that certain Investment Agreement, dated as of July 31, 2012, by and among Triangle, NGP Natural Resources X, L.P. and NGP Triangle Holdings, LLC, as amended by that certain First Amendment to Investment Agreement, dated as of March 8, 2013, by and among Triangle, NGP Natural Resources X, L.P., NGP Triangle Holdings, LLC, and NGP Natural Resources X Parallel Fund, L.P.

“NGP Registration Rights Agreement” shall mean that certain Amended and Restated Registration Rights Agreement, dated as of March 8, 2013, by and between Triangle and NGP Triangle Holdings, LLC.

“NGP Waiver” has the meaning specified in Section 2.03(c).

“NYSE MKT” means NYSE MKT LLC.

“Organizational Documents” means, with respect to a particular Person (other than a natural person), the certificate or articles of incorporation, certificate or articles of organization, certificate of formation, bylaws, limited liability company agreement, limited partnership agreement, operating agreement or similar organizational document or agreement, as applicable, of such Person.

“Parties” has the meaning set forth in the introductory paragraph of this Agreement.

“permits” shall have the meaning specified in Section 3.20.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, Governmental Authority or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Plan” shall have the meaning specified in Section 3.17(b).

“Purchase Price” means $7.20 per share.

“Purchaser” has the meaning set forth in the introductory paragraph of this Agreement.

“Purchaser Related Parties” shall have the meaning specified in Section 6.01.

“Representatives” means, with respect to a specified Person, the officers, directors, managers, employees, agents, counsel, accountants, investment bankers, and other representatives of such Person and, when used with respect to the Purchaser, also includes the Purchaser’s direct and indirect stockholders, partners, members, subsidiaries, parent companies and other Affiliates.

“Rights Agreement” shall have the meaning specified in the recitals to this Agreement.

“RockPile Credit Agreement” shall have the meaning specified in Section 3.02.

“Rule 144A Representation Letter” shall have the meaning specified in Section 7.09(b).

“Securities Act” shall have the meaning specified in the recitals to this Agreement.

“Shares” shall have the meaning specified in the recitals to this Agreement.

“Stockholders” means holders of Common Stock.

“Subsidiary” means, as to any Person, any corporation or other entity of which: (i) such Person, or a Subsidiary of such Person, is a general partner or manager; (ii) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have ordinary voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (iii) any corporation or other entity as to which such Person consolidates for accounting purposes.

“Subsidiary Organizational Documents” means the Organizational Documents of the Triangle Subsidiaries.

“Taxes” shall have the meaning specified in Section 3.18(b).

“Tax Return” shall have the meaning specified in Section 3.18(b).

“Third Party Claim” shall have the meaning specified in Section 6.03(b).

“Transaction Documents” means, collectively, this Agreement and the Rights Agreement.

“Transfer” shall have the meaning specified in Section 5.06.

“Triangle” has the meaning set forth in the introductory paragraph of this Agreement.

“Triangle Credit Agreement” shall have the meaning specified in Section 3.02.

“Triangle Entities” means the entities listed on Schedule I to this Agreement.

“Triangle Financial Statements” shall have the meaning specified in Section 3.10(a).

“Triangle Material Adverse Effect” means any event, circumstance or condition that has a material and adverse effect on (i) the assets, liabilities, condition (financial or other), business, results of operations, affairs or prospects of the Triangle Entities taken as a whole; or (ii) the ability of Triangle to consummate the transactions under any Transaction Document to which it is a party.

“Triangle Organizational Documents” means the Organizational Documents of Triangle.

“Triangle Related Parties” shall have the meaning specified in Section 6.02.

“Triangle SEC Disclosure” shall mean the disclosure included in the Triangle SEC Documents, but excluding any risk factor disclosure contained in any such Triangle SEC Document under the heading “Risk Factors” or “Cautionary Note Regarding Forward-Looking Statements” or similar heading and excluding any information set forth in any exhibit thereto.

“Triangle SEC Documents” shall have the meaning specified in Section 3.10(a).

“Triangle Subsidiaries” means the entities designated as “Triangle Subsidiaries” on Schedule I to this Agreement.

Section 1.02                             Accounting Procedures and Interpretation.  Unless otherwise specified in this Agreement, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters under this Agreement shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Purchaser under this Agreement shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.01                             Sale and Purchase.  Pursuant to the terms of this Agreement, at the Closing: (i) Triangle hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from Triangle, the Shares; and (ii) as consideration for the issuance and sale of the Shares to the Purchaser, the Purchaser hereby agrees to pay Triangle the Purchase Price.

Section 2.02                             Closing.  Pursuant to the terms of this Agreement, the consummation of the purchase and sale of the Shares hereunder (the “Closing”) shall, unless otherwise agreed to in writing by the Parties, take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 1000 Louisiana, Suite 6800, Houston, Texas 77002, on the later to occur of (a) August 28, 2013 and (b) the date of the closing of the Kodiak Transaction, or if as of such later date all conditions set forth in Sections 2.03, 2.04 and 2.05 have not been met (or waived by the Parties), then within five Business Days of such conditions having been satisfied or waived (or such other date as the Parties may agree in writing).  The date on which the Closing occurs is referred to herein as the “Closing Date.”  The Parties agree that the Closing may occur via delivery of facsimiles or photocopies (via actual delivery or electronically via electronic mail) of the Transaction Documents and the closing deliverables contemplated by the Transaction Documents.  Unless otherwise provided herein, all proceedings to be taken and all documents to be executed and delivered by all Parties at the Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken.

Section 2.03                             Mutual Conditions to Each Party’s Obligations.  The respective obligations of each Party to consummate the purchase and issuance and sale of the Shares shall be subject to the satisfaction or waiver by each Party (on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law) on or prior to the Closing Date of each of the following conditions:

(a)                       no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by the Transaction Documents or makes the transactions contemplated by the Transaction Documents illegal;

(b)                       there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by the Transaction Documents;

(c)                        Triangle shall have received from the other parties to the NGP Agreements a waiver (the “NGP Waiver”) of any and all rights each such party may have pursuant to the NGP Agreements with respect to the issuance of the Shares pursuant to this Agreement, including, without limitation, its preemptive rights pursuant to Section 4.01 of the NGP Investment Agreement, its consent rights pursuant to Section 4.02 of the NGP Investment Agreement and its consent rights pursuant to Section 10 of the NGP Convertible Note;

(d)                       all necessary consents and approvals to the transactions contemplated herein by all regulatory authorities having jurisdiction over the proposed transactions (including, without limitation, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C.A. § 18(a), as amended (the “HSR Act”), if required) shall have been received; and

(e)                        the NYSE MKT shall have authorized, upon notice of official issuance, the listing of the Shares.

Section 2.04                             Conditions to Purchaser’s Obligations.  The obligation of the Purchaser to consummate the purchase of the Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Purchaser on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(a)                       Triangle shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by Triangle on or prior to the Closing Date;

(b)                       each of the representations and warranties of Triangle contained in Article III shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date;

(c)                        Triangle shall have closed upon the currently contemplated public offering if its Common Stock resulting in gross proceeds to Triangle of at least $50 million;

(d)                       Triangle shall not have waived any condition to closing with respect to the Kodiak Transaction under the Kodiak Purchase Agreement, without the prior written consent of the Purchaser; and

(e)                        Triangle shall have executed and delivered the closing deliverables described in Section 2.06.

Section 2.05                             Conditions to Triangle’s Obligations.  The obligation of Triangle to consummate the sale of the Shares to the Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by Triangle in writing, in whole or in part, to the extent permitted by applicable Law):

(a)                       the Purchaser shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Purchaser on or prior to the Closing Date;

(b)                       each of the representations and warranties of the Purchaser contained in Article IV shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; and

(c)                        The Purchaser shall have executed and delivered the closing deliverables described in Section 2.07.

Section 2.06                             Triangle Closing Deliverables.  Upon the terms and subject to the conditions of this Agreement, at the Closing, Triangle shall deliver (or cause to be delivered) the following:

(a)                                 the Shares, which shall be evidenced by a Common Stock certificate delivered to the Purchaser or to an Affiliate of the Purchaser designated in writing to Triangle by the Purchaser to which the Purchaser would be entitled to transfer its rights and obligations under this Agreement pursuant to Section 7.06(b);

(b)                                 a certificate of the Secretary or Assistant Secretary of Triangle, dated as of the Closing Date, certifying as to and attaching: (i) the Bylaws of Triangle, as amended, (ii) the resolutions of the Board authorizing the Transaction Documents and the transactions contemplated thereby, including the issuance of the Shares and (iii) the incumbency of the officers executing the Transaction Documents;

(c)                                  copies of the Articles of Incorporation, Certificate of Formation or Certificate of Incorporation, as the case may be, and all amendments thereto, of each of the Triangle Entities, certified by the Secretary of State (or corresponding governmental official) of its jurisdiction of formation and dated as of a recent date;

(d)                                 certificates, dated as of a recent date, from the Secretary of State (or corresponding governmental official) of the jurisdiction of formation of each of the Triangle Entities evidencing that such Triangle Entity is in good standing in such jurisdiction;

(e)                                  certificates, dated as of a recent date, of the Secretary of State (or corresponding governmental official) of each of the jurisdictions listed under “Foreign Qualifications” on Schedule I to this Agreement evidencing the qualification and good standing in such jurisdiction of each of the Triangle Entities as a foreign limited liability company or foreign corporation, as the case may be;

(f)                                   a certificate, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of Triangle, in their capacities as such, stating that:

(i)                                     Triangle has performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by Triangle on or prior to the Closing Date; and

(ii)                                  each of the representations and warranties of Triangle contained in Article III are true and correct on and as of the Closing Date in all material respects (except for representations and warranties that are qualified by materiality, which are true and correct in all respects);

(g)                                  a cross-receipt executed by Triangle and delivered to the Purchaser certifying that it has received the Purchase Price;

(h)                                 the Rights Agreement, which shall have been duly executed by Triangle;

(i)                                     a written opinion of outside counsel for Triangle reasonably satisfactory to the Purchaser;

(j)                                    a supplemental listing application, duly executed by Triangle and NYSE MKT, authorizing, subject to official notice of issuance, the listing of the Shares; and

(k)                                 all other documents, instruments and writings required to be delivered by Triangle at the Closing under the Transaction Documents.

Section 2.07                             Purchaser Closing Deliverables.  Upon the terms and subject to the conditions of this Agreement, at the Closing, the Purchaser shall deliver (or cause to be delivered) the following:

(a)                                 the Purchase Price, in immediately available U.S. funds via wire transfer to an account designated by Triangle;

(b)                                 the Rights Agreement, which shall have been duly executed by the Purchaser;

(c)                                  a certificate, dated the Closing Date and signed by a duly authorized officer of the managing member of the Purchaser, in its capacity as such, stating that:

(i)                                     the Purchaser has performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Purchaser on or prior to the Closing Date; and

(ii)                                  each of the representations and warranties of the Purchaser contained in Article IV are true and correct on and as of the Closing Date in all material respects;

(d)                                 a cross-receipt executed by the Purchaser and delivered to Triangle certifying that it has received the Shares; and

(e)                                  all other documents, instruments and writings required to be delivered by the Purchaser at the Closing under the Transaction Documents.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF TRIANGLE

Except as otherwise disclosed in any Triangle SEC Disclosure contained in the Triangle SEC Documents furnished or filed with the Commission after January 31, 2013 and prior to the date hereof, and except as set forth in the Schedules, which Schedules shall be deemed a part hereof (it being understood that (i) the matters disclosed for the purpose of one section or subsection of the Schedules shall constitute disclosure of such matters for the purposes of other sections or subsections hereof to the extent that such relevance to such other sections or subsections is reasonably apparent (ii) the duplication or cross-referencing of any disclosures made in the Schedules shall not, in any instance or in the aggregate, effect a waiver of the foregoing statement and (iii) the inclusion of an item in the Schedules shall not be deemed to be an admission of the materiality thereof), Triangle represents and warrants to the Purchaser as follows:

Section 3.01                             Formation and Qualification.  Each of the Triangle Entities has been duly formed and is validly existing in good standing under the Laws of its jurisdiction of formation, and is duly registered or qualified to do business and is in good standing as a foreign corporation, limited liability company, limited partnership or general partnership, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure to so register or qualify would not, individually or in the aggregate, be reasonably likely to have a Triangle Material Adverse Effect.  Each of the Triangle Entities has all corporate or limited liability company, as the case may be, power and authority necessary to own or lease its properties and assets currently owned or leased and to conduct its business as currently conducted, except where the failure to have such power or authority would not, individually or in the aggregate, be reasonably likely to have a Triangle Material Adverse Effect. None of the Triangle Entities is in violation of its applicable Organizational Documents.

Section 3.02                             Ownership of Subsidiaries.  Triangle directly or indirectly owns 100% of the issued and outstanding capital stock or membership interests, as the case may be, of the Triangle Subsidiaries free and clear of all Liens except for Liens created pursuant to the Amended and Restated Credit Agreement dated as of April 11, 2013 among Triangle USA Petroleum Corporation, as the borrower, Wells Fargo Bank, National Association, as administrative agent and issuing lender, and the other lenders party thereto, as amended by the First Amendment thereto dated as of July 30, 2013 (collectively, the “Triangle Credit Agreement”) and the Credit and Security Agreement, dated February 25, 2013, between RockPile Energy Services, LLC, as borrower, and Wells Fargo Bank, National Association, as lender (the “RockPile Credit Agreement”).  Such capital stock or limited liability company interests, as the case may be, of the Triangle Subsidiaries have been duly authorized and validly issued and, with respect to any capital stock, are fully paid and non-assessable.

Section 3.03                             No Other Subsidiaries.  Except as described on Schedule 3.03, other than its ownership interests in the Triangle Subsidiaries, Triangle does not own, directly or indirectly, any equity or long-term debt securities of any other Person.

Section 3.04                             Authorization; Enforceability; Valid Issuance.

(a)                       Triangle has all requisite corporate power and authority and has taken all requisite corporate action necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of Triangle under the Transaction Documents, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Shares in accordance with and upon the terms and conditions set forth in the Transaction Documents.  The Transaction Documents have been duly authorized and validly executed and delivered by Triangle, and assuming due authorization, execution and delivery by the other parties thereto, the Transaction Documents will constitute valid and binding obligations of Triangle enforceable against Triangle in accordance with their terms; provided, that the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law) and (ii) public policy, applicable Law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

(b)                       The Shares, when issued and sold pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will be free of any and all Liens, other than (i) restrictions on transfer under applicable state and federal securities Laws and the Transaction Documents and (ii) such Liens as are created by or related to the Purchaser.

Section 3.05                             Capitalization; No Preemptive Rights, Registration Rights or Options.

(a)                       Schedule 3.05(a) sets forth, as of the date hereof, (a) the authorized capital stock of Triangle, (b) the number of shares of capital stock of Triangle issued and outstanding, (c) the number of shares of capital stock issuable pursuant to Triangle’s employee benefits or other compensation plans, and (d) the number of shares of capital stock of Triangle issuable or reserved for issuance pursuant to warrants, options, convertible securities or other rights exercisable for, or convertible into or exchangeable for any shares of capital stock of Triangle.  All of the issued and outstanding shares of Triangle’s capital stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of capital stock of Triangle were issued in violation of the preemptive or similar rights of any security holder of Triangle or in violation of any applicable state or federal securities Laws.  No indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which Stockholders have the right to vote are issued or outstanding.

(b)                       Except as described on Schedule 3.05(b) or as contemplated by the Transaction Documents and the NGP Agreements, no Person is entitled to preemptive or similar rights with respect to any securities of any of the Triangle Entities.  Except as described on Schedule 3.05(b) or as contemplated by the Transaction Documents or the NGP Agreements, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which any of the Triangle Entities is or may be obligated to issue any equity securities of any kind.  Except as contemplated by the Transaction Documents or the NGP Agreements, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the Triangle Entities and any of the security holders of any of the Triangle Entities relating to the securities of the Triangle Entities held by them.  Except as provided in the Transaction Documents or the NGP Agreements, no Person has the right to require any of the Triangle Entities to register any securities of any of the Triangle Entities under the Securities Act, whether on a demand basis or in connection with the registration of securities of any of the Triangle Entities for their own account or for the account of any other Person.

(c)                        Assuming the receipt of the NGP Waiver, the issuance and sale of the Shares will not obligate any of the Triangle Entities to issue shares of capital stock or other securities to any other Person and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.  Triangle does not have outstanding shareholder purchase rights, a “poison pill” or any similar arrangement.

Section 3.06                             No Breach.  None of the execution, delivery and performance of the Transaction Documents by Triangle or the consummation of the transactions contemplated by the Transaction Documents, including the issuance and sale of the Shares pursuant to this Agreement, (i) conflicts or will conflict with or constitutes or will constitute a violation of any of the provisions of the Triangle Organizational Documents or the Subsidiary Organizational Documents, (ii) requires any consent, approval or notice under or results in a breach or violation of, or constitutes a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any of the terms and provisions of any Contract to which any of the Triangle Entities is a party or by which any of them or any of their respective properties or assets may be bound, (iii) violates or will violate any Law of any Governmental Authority or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Triangle Entities; except in the cases of clauses (ii) - (iv), where such conflicts, breaches, violations or Liens would not, individually or in the aggregate, be reasonably likely to have a Triangle Material Adverse Effect.

Section 3.07                             No Approvals.  Except for the approvals required by the Commission in connection with any registration statement filed under the Rights Agreement, no consent, approval, authorization or order of, or filing or registration with, any Governmental Authority is required in connection with the execution, delivery and performance by Triangle of each of the Transaction Documents or the consummation by Triangle of the transactions contemplated by the Transaction Documents, including the sale and issuance of the Shares.

Section 3.08                             Compliance with Laws and Agreements.

(a)                       Except as described on Schedule 3.08, each of the Triangle Entities is in compliance (i) with all terms, covenants and conditions contained in any Contract to which it is a party or by which it is bound or to which any of its properties or assets is subject and (ii) with all Laws of any Governmental Authority applicable to its business, operations, properties or assets, except in each case where the failure to be in compliance would not, individually or in the aggregate, be reasonably likely to have a Triangle Material Adverse Effect.  None of the Triangle Entities has received written notice of any material violation of any Law.

(b)                       To the Knowledge of the Triangle Entities, all third parties to any Contract to which any of the Triangle Entities is a party or by which any of them is bound or to which any of their properties or assets is subject are in compliance with all terms, covenants and conditions contained in each such Contract, except where the failure to be in compliance would not, individually or in the aggregate, be reasonably likely to have a Triangle Material Adverse Effect.

Section 3.09                             Corporate Records.  The minute books of each of the Triangle Entities have been made available to the Purchaser, and such books (i) reflect all meetings and actions of the board of directors (including each board committee) and stockholders (or analogous governing bodies or interest holders) of each of the Triangle Entities since the time of its respective organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

Section 3.10                             Triangle SEC Documents; Triangle Financial Statements.

(a)                       Triangle has timely filed or furnished with the Commission all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be filed or furnished by it under the Exchange Act or the Securities Act since February 1, 2010 (all such documents, collectively, the “Triangle SEC Documents”).  The Triangle SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Triangle Financial Statements”), at the time filed or furnished (except to the extent corrected by a subsequently filed or furnished Triangle SEC Document filed or furnished prior to the date hereof) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the light of the circumstances under which they were made) not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iv) in the case of the Triangle Financial Statements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (v) in the case of the Triangle Financial Statements, fairly present the financial condition, results of operations and cash flows of Triangle and its Subsidiaries as of the dates and for the periods indicated.

(b)                       KPMG LLP, who have audited and reviewed certain Triangle Financial Statements and audited the effectiveness of Triangle’s internal control over financial reporting and, expressed an unqualified opinion on management’s assessment thereof, are (i) independent public accountants as required by the Securities Act and (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.  KPMG LLP is a registered public accounting firm as defined by the Public Company Accounting Oversight Board.  Except as described on Schedule 3.10 or in the Triangle SEC Documents, since February 1, 2010, (i) Triangle has not been advised of (A) any significant deficiency or material weakness in the design or operation of internal controls that could adversely affect Triangle’s internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Triangle’s internal controls, and (ii) there have been no changes in internal controls or in other factors that could materially affect internal controls, including any corrective actions with regard to any significant deficiency or material weakness.

(c)                        Triangle has provided to the Purchaser copies of all issued auditors’ reports received since February 1, 2010, in each case to the extent relating to the business of the Triangle Entities and the operation thereof.  Except as described on Schedule 3.10, since

February 1, 2010, Triangle has not received any letters to management regarding accounting practices and systems of internal controls.  Since February 1, 2010, none of the Triangle Entities nor, to Triangle’s Knowledge, any director, officer, employee, auditor, accountant or representative of any of the Triangle Entities has received any complaint, allegation, assertion or claim, in each case of a material nature, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Triangle Entities or their respective internal accounting controls, including any such complaint, allegation, assertion or claim that any Triangle Entity has engaged in questionable accounting or auditing practices.

Section 3.11                             Books and Records; Sarbanes-Oxley Compliance.

(a)                       Each of the Triangle Entities (i) makes and keeps accurate books and records and (ii) maintains and has maintained effective internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of Triangle’s consolidated financial statements in conformity with GAAP and to maintain accountability for its assets, (C) access to the Triangle Entities’ assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Triangle Entities’ assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Triangle is not aware of any failures of such internal accounting controls that are material or that would be required to be disclosed pursuant to any applicable Law.

(b)                       Triangle has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), such disclosure controls and procedures are designed to ensure that the information required to be disclosed by Triangle in the reports it files or submits under the Exchange Act is accumulated and communicated to management of Triangle, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and such disclosure controls and procedures are effective in alerting Triangle in a timely manner to material information required to be disclosed in Triangle’s reports filed with the Commission.

(c)                        To the Knowledge of Triangle, there is and has been no failure on the part of Triangle or any of Triangle’s directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

Section 3.12                             No Material Adverse Change.  Except as described on Schedule 3.12, since January 31, 2013, there has not been (i) any change, development, condition, circumstance, occurrence or event that has had or is reasonably likely to have a Triangle Material Adverse Effect, (ii) any transaction that is material to the Triangle Entities taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any of the Triangle Entities that is material to the Triangle Entities taken as a whole,

(iv) any change in the capital stock, membership or other equity interests or outstanding indebtedness of any of the Triangle Entities that is material to the Triangle Entities taken as a whole, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of Triangle or (vi) any material change in Triangle’s accounting or tax principles, practices or methods.

Section 3.13                             Title to Property.

(a)                       Except as described on Schedule 3.13, other than to the extent such would not, individually or in the aggregate, reasonably be expected to have a Triangle Material Adverse Effect, each of the Triangle Entities has good and marketable title to all real property (other than oil and gas properties) and personal property owned by them and valid, legal and defensible title to the interests in oil and gas properties underlying the estimates of the Triangle Entities’ proved reserves set forth in Triangle’s most recently-filed Form 10-K, as amended, in each case free and clear of all Liens except (i) Liens arising under or securing indebtedness incurred under the Triangle Credit Agreement or the RockPile Credit Agreement or (ii) Liens that do not materially affect the value of such properties taken as a whole.

(b)                       Other than to the extent such would not, individually or in the aggregate, reasonably be expected to have a Triangle Material Adverse Effect, all real property and buildings held under lease by the Triangle Entities are held by them under valid, subsisting and enforceable leases, and the working interests derived from oil, gas and mineral leases or mineral interests held or leased by the Triangle Entities give the Triangle Entities the right to explore, develop and produce hydrocarbons from such properties consistent with standard industry practices.  The care taken by the Triangle Entities with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Triangle Entities operate for acquiring or procuring leases and mineral interests therein to explore, develop and produce hydrocarbons. No real property (including oil, gas and mineral leases and mineral interests) owned, leased, licensed or used by the Triangle Entities lies in an area which is, or to the Knowledge of the Triangle Entities will be, subject to restrictions which would prohibit, and no statements of facts relating to the actions or inaction of another Person or its ownership, leasing, licensing, or use of any real or personal property (including oil, gas and mineral leases and mineral interests) exists or will exist which would prevent, the continued effective ownership, leasing, licensing, exploration, development or production or use of such property in the business of the Triangle Entities as presently conducted or as the Triangle SEC Documents indicate they contemplate conducting.

(c)                        As of the date hereof, (i) all royalties, rentals, deposits and other amounts owed under the oil and gas leases constituting the oil and gas properties of the Triangle Entities have been properly and timely paid (other than amounts held in suspense accounts pending routine payments or related to disputes about the proper identification of royalty owners), and no material amount of proceeds from the sale or production attributable to the oil and gas properties of the Triangle Entities are currently being held in suspense by any purchaser thereof, and (ii) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interests of the Triangle Entities in their oil and gas properties, except in each case where such failure to pay or claim would not, individually or in the aggregate, be reasonably likely to have a Triangle Material Adverse Effect.

Section 3.14                             Reserve Engineers; Reserve Estimates.

(a)                       Cawley, Gillespie & Associates, Inc., who issued a report with respect to the Triangle Entities’ oil and natural gas reserves at January 31, 2013, has represented to Triangle that it is, and to the Knowledge of Triangle is, an independent petroleum engineer with respect to Triangle.

(b)                       The oil and gas reserve estimates of the Triangle Entities included in Triangle’s most recently-filed Form 10-K, as amended, have been prepared by independent reserve engineers in accordance with Commission guidelines applied on a consistent basis throughout the periods involved, and Triangle has no reason to believe that such estimates do not fairly reflect the oil and gas reserves of the Triangle Entities as of the dates indicated.  Other than normal production of the reserves and intervening market commodity price fluctuations, and except as described in Triangle’s most recently-filed Form 10-K, as amended, Triangle is not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the aggregate present value of future net cash flows therefrom, as described in Triangle’s most recently-filed Form 10-K, as amended.

Section 3.15                             Insurance.  The Triangle Entities are insured by insurers in such amounts as Triangle believes are adequate for the conduct of their business and as Triangle believes are customary for the business in which they are engaged.  All such policies of insurance insuring the Triangle Entities are in full force and effect and the Triangle Entities have no reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business. There are no material claims by any of the Triangle Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

Section 3.16                             Litigation.  Except as described on Schedule 3.16, there are no actions, suits, claims, investigations or proceedings pending or, to the Knowledge of Triangle, threatened, to which any of the Triangle Entities is or would be a party or of which any of their respective properties or assets is or would be subject at Law or in equity, before or by any Governmental Authority, or before or by any self-regulatory organization or other non-governmental regulatory authority (including NYSE MKT), which are reasonably likely to, individually or in the aggregate, have a Triangle Material Adverse Effect.

Section 3.17                             Labor, Employment and Benefit Matters.

(a)                       None of the Triangle Entities have agreed to recognize any union or other collective bargaining representative, and no union or other collective bargaining representative has been certified as the exclusive bargaining representative of any of their employees.  To the Knowledge of Triangle, no union organizational campaign or representation petition is currently pending with respect to any of the employees of the Triangle Entities.  None of the Triangle Entities are party to or bound by any collective bargaining agreement or labor contract or individual agreement applicable to any employees of the Triangle Entities.  No collective bargaining agreements or other labor contract relating to employees of the Triangle Entities are being negotiated.  Except for such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Triangle Material Adverse Effect, none of the Triangle Entities are subject to any consent decree with any Governmental Authority or arbitrator relating to claims of unfair labor practices, employment discrimination, or other claims with respect to employment and labor practices and policies, and no Government Authority or arbitrator has issued a judgment, order, decree, injunction, decision, award or finding with respect to the employment and labor practices or policies of the Triangle Entities. No labor dispute with the employees of the Triangle Entities exists or, to the Knowledge of Triangle, is imminent, and Triangle is not aware of any existing or imminent labor disturbance by the employees of any of the Triangle Entities’ principal operators, contractors, suppliers or customers, which, in any such case would, individually or in the aggregate, reasonably be likely to have a Triangle Material Adverse Effect.  To the Knowledge of Triangle, no executive officer of Triangle presently plans to terminate his or her employment.

(b)                       Each Plan has been established, administered and operated in compliance with its terms and all applicable Laws, including without limitation the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Internal Revenue Code of 1986, as amended (the “Code”), except where the failure to so comply would not, individually or in the aggregate, be reasonably likely to have a Triangle Material Adverse Effect.  Each Plan intended to be qualified under section 401(a) of the Code (i) is maintained pursuant to a prototype document approved by the Internal Revenue Service, for which a separate determination letter is not required, or has received a favorable determination letter from the Internal Revenue Service regarding such qualified status, and (ii) has not been operated in a way that would reasonably be expected to adversely affect its qualified status.  No Plan is, and none of Triangle, the Triangle Subsidiaries or any ERISA Affiliate has any liability with respect to, a multiemployer plan (within the meaning of section 3(37) of ERISA) or a plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.  No Plan provides or promises to provide retiree medical, dental or life insurance benefits to any current or former employee of Triangle or any Triangle Subsidiary (except to the extent required pursuant to Section 4980B(f) of the Code and the corresponding provisions of ERISA).  As used herein: (1) the term “Plan” means each of the following that is sponsored, maintained or contributed to by Triangle, any Triangle Subsidiary or any ERISA Affiliate, or with respect to which any of such entities could have any liability: (A) each “employee benefit plan,” as such term is defined in section 3(3) of ERISA (including employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA); and (B) each bonus, equity ownership, equity option, phantom equity, deferred compensation, incentive compensation, vacation, holiday, sick leave, and each other employee benefit plan, agreement, program, practice or understanding which is not described in clause (A); and (2) the term “ERISA Affiliate” means any entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(l) of ERISA that includes Triangle or any Triangle Subsidiary, or that is a member of the same

“controlled group” as Triangle or any Triangle Subsidiary pursuant to Section 4001(a)(14) of ERISA.

(c)                        All employees and former employees of the Triangle Entities have been paid in full all accrued and due wages, salaries, commissions, bonuses, vacation pay, severance and termination pay, sick pay, and other accrued and due compensation for all services performed by them up to the date hereof.  Except for such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Triangle Material Adverse Effect, the Triangle Entities have, and have always been since February 1, 2010, in compliance with all applicable laws and regulations regarding labor and employment practices.

Section 3.18                             Tax Returns.

(a)                       (i) Each of the Triangle Entities has prepared and timely filed all Tax Returns required to be filed by any of them or has requested extensions thereof and all such filed Tax Returns are complete and accurate, (ii) each of the Triangle Entities has timely paid all Taxes that are required to be paid by any of them, (iii) there are no audits, examinations, investigations, actions, suits, claims or other proceedings in respect of Taxes pending or threatened in writing nor has any deficiency for any Tax been assessed by any Governmental Authority in writing against any Triangle Entity which are reasonably likely to, individually or in the aggregate, have a Triangle Material Adverse Effect, and (iv) all Taxes required to be withheld by any Triangle Entity have been withheld and paid over to the appropriate Tax authority (except, in the case of this clause (iv) or clause (i) or (ii) above, with respect to matters which would not, individually or in the aggregate, be reasonably likely to have a Triangle Material Adverse Effect or which are contested in good faith and for which adequate reserves have been established on Triangle’s financial statements in accordance with GAAP). None of the Triangle Entities has entered into any transaction that, as of the date of this Agreement, has been identified by the Internal Revenue Service in published guidance as a “listed transaction” as defined under Section 1.6011-4(b)(2) of the Treasury Regulations promulgated under the Code.

(b)                       As used in this Agreement, (i) “Taxes” means any and all domestic or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added, and including any liability in respect of any items described above as a transferee or successor, pursuant to Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Law), or as an indemnitor, guarantor, surety or in a similar capacity under any Contract, and (ii) “Tax Return” means any return, report or similar filing (including the attached schedules) filed or required to be filed with respect to Taxes (and any amendments thereto), including any information return, claim for refund or declaration of estimated Taxes.

Section 3.19                             Environmental Matters(a)   .  Except as described on Schedule 3.19, the Triangle Entities (i) are, and at all times since February 1, 2010 have been, and to the Knowledge of Triangle at all times during the five year period preceding the date of this Agreement have been, in compliance in all material respects with Environmental Law, (ii) have received all Environmental Permits required of them under Environmental Law to conduct their respective businesses in all material respects as they are currently being conducted, (iii) are in compliance in all material respects with all terms and conditions of such Environmental Permits, (iv) since February 1, 2010, have not received any notice from or been the subject to any suit, proceeding, investigation, claim or action by any Governmental Authority or other third party that would reasonably be expected to result in any material liability to or obligation of the Triangle Entities alleging or asserting any violation of Environmental Law or any liability under Environmental Law, which notice, suit, proceeding, investigation, claim or action has not been resolved to the satisfaction of the party giving or asserting it, and (v) to the Knowledge of the Triangle Entities, have not caused a release into the environment of any Hazardous Material in a manner  that would reasonably be expected to result in any material liability to or obligation of the Triangle Entities.  The Triangle Entities have made available to the Purchaser complete and correct copies of all material environmental reports within the possession of the Triangle Entities relating to the business and any real estate owned, leased, or operated by the Triangle Entities or any of their predecessors in interest.   The representations and warranties in this Section 3.19 constitute the sole and exclusive representations of the Triangle Entities with respect to environmental matters.

Section 3.20                             Permits.  Each of the Triangle Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and assets and to conduct its business in the manner described in the Triangle SEC Documents, except where the failure to have obtained the same would not, individually or in the aggregate, be reasonably likely to have a Triangle Material Adverse Effect.  Each of the Triangle Entities has fulfilled and performed all its obligations with respect to such permits which are or will be due to have been fulfilled and performed by the applicable date except where the failure to have so performed would not, individually or in the aggregate, be reasonably likely to have a Triangle Material Adverse Effect, and no event has occurred that would prevent the permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit.  No actions, suits, claims, investigations or proceedings are pending or, to the Knowledge of Triangle, are threatened, before or by any Governmental Authority, relating to the suspension, revocation, termination, impairment or modification of any such permit, which would be reasonably likely to, individually or in the aggregate, have a Triangle Material Adverse Effect.

Section 3.21                             Foreign Corrupt Practices Act; Money Laundering.

(a)                       None of the Triangle Entities, and, to the Knowledge of Triangle, no director, officer, agent, employee or other person associated with or acting on behalf of the Triangle Entities, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and to the Knowledge of Triangle, the Triangle Entities have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.  “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(b)                       The operations of the Triangle Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Triangle Entities with respect to the Money Laundering Laws is pending or, to the Knowledge of Triangle, threatened.

Section 3.22                             NYSE MKT Listing.  The Common Stock is listed on NYSE MKT, and Triangle has not received any notice of delisting.  The issuance and sale of the Shares in accordance with the terms of the Transaction Documents does not contravene NYSE MKT rules and regulations.

Section 3.23                             Related Party Transactions.  No relationship, direct or indirect, exists between or among the Triangle Entities on the one hand, and the directors, officers, stockholders, customers or suppliers of the Triangle Entities, on the other hand, that is required to be disclosed in the Triangle SEC Documents and is not so described.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Triangle Entities to or for the benefit of any of the officers or directors of Triangle.

Section 3.24                             Business Combinations.  Triangle has taken all necessary action to cause Section 203 of the Delaware General Corporation Law to not apply to the transactions contemplated by the Transaction Documents, including the issuance and sale of the Shares.

Section 3.25                             Investment Company.  None of the Triangle Entities is now, and after the issuance and sale of the Shares will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.26                             Certain Fees.  Except with respect to the $750,000 fee owed to Simmons & Company in connection with the transaction contemplated hereby, no fees or commissions are or will be payable by Triangle to brokers, finders or investment bankers with respect to the sale of the Shares or the consummation of the transactions contemplated by this Agreement.

Section 3.27                             Form S-3 Eligibility.  As of the date of this Agreement, Triangle is eligible to register the resale of the Shares for resale by the Purchaser under Form S-3 promulgated under the Securities Act.

Section 3.28                             Private Placement.  Assuming the accuracy of the representations and warranties set forth in Article IV, the offer and sale of the Shares to the Purchaser as contemplated herein is exempt from the registration requirements of the Securities Act.

Section 3.29                             Non- Exempt Assets.  As of the date of this Agreement and as of the Closing, as reflected on Triangle’s most recent consolidated balance sheet on Form 10-Q filed with the Commission, Triangle had (a) “non-exempt assets” (as such term is used in Section 802.4 of the regulations promulgated pursuant to the HSR Act) of less than $70.9 million and (b) reserves of oil, natural gas, shale or tar sands, or rights to reserves of oil, natural gas, shale or tar sands, which together with associated exploration or production assets, of less than $500 million.

Section 3.30                             Kodiak Transaction.  To the Knowledge of Triangle as of the date of this Agreement, all of the representations and warranties of Kodiak set forth in Article 4 of the Kodiak Purchase Agreement are true and correct.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to Triangle with respect to itself, on and as of the date of this Agreement, as follows:

Section 4.01                             Existence.  The Purchaser has been duly formed and is validly existing in good standing under the Laws of the State of Delaware.

Section 4.02                             Authorization; Enforceability.  The Purchaser has all requisite limited liability company power and authority and has taken all requisite action necessary for (i) the authorization, execution and delivery of the Transaction Documents and (ii) the authorization of the performance of all obligations of the Purchaser under the Transaction Documents.  The Transaction Documents have been duly authorized and validly executed and delivered by the Purchaser, and assuming due authorization, execution and delivery by Triangle, the Transaction Documents will constitute valid and binding obligations of the Purchaser enforceable against the Purchase in accordance with their terms; provided, that the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law) and (ii) public policy, applicable Law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

Section 4.03                             No Breach.  None of the execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation of the transactions contemplated by the Transaction Documents (i) conflicts or will conflict or constitutes or will constitute a violation of the provisions of the Organizational Documents of the Purchaser (ii) results or will result in a breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, any material agreement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject, or (iii) violates or will violate any Law of any Governmental Authority, except in the cases of clauses (ii) and (iii) where such breach or violation would not reasonably be expected to have a material adverse effect on the ability of the Purchaser to consummate the transaction under any Transaction Documents to which it is a party.

Section 4.04                             Certain Fees.  No fees or commissions are or will be payable by the Purchaser to brokers, finders or investment bankers with respect to the purchase of the Shares or the consummation of the transactions contemplated by this Agreement.  The Purchaser agrees that it will indemnify and hold harmless Triangle from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by the Purchaser or alleged to have been incurred by the Purchaser in connection with the purchase of the Shares or the consummation of the transactions contemplated by the Transaction Documents.

Section 4.05                             Unregistered Securities.

(a)                                 Accredited Investor Status; Sophisticated Purchaser.  The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act and is able to bear the risk of its investment in the Shares for an indefinite period.  The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Shares.

(b)                                 Information.  The Purchaser or its Representatives have been furnished with materials relating to the business, finances and operations of Triangle and relating to the offer and sale of the Shares that have been requested by the Purchaser.  The Purchaser or its Representatives have been afforded the opportunity to ask questions of Triangle or its Representatives.  The Purchaser understands and acknowledges that its purchase of the Shares involves a high degree of risk and uncertainty.  The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Shares.

(c)                                  Purchaser Representation.  The Purchaser is purchasing the Shares for its own account and not with a view to distribution in violation of any securities Laws.  The Purchaser has been advised and understands and acknowledges that the Shares have not been registered under the Securities Act or under the “blue sky” Laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act).  The Purchaser has been advised of and is aware of the provisions of Rule 144 promulgated under the Securities Act.

(d)                                 Legends.

(i)                                     The Purchaser understands and acknowledges that, until such time as the Shares have been registered pursuant to the provisions of the Securities Act, or the Shares are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares will bear the following restrictive legend: “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT (WHICH MAY INCLUDE AN OPINION OF COUNSEL) THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.”

(ii)                                  The Purchaser understands and acknowledges that the Shares will contain restrictions on transfer as described therein.

(e)                                  Reliance Upon the Purchaser’s Representations and Warranties.  The Purchaser understands and acknowledges that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities Laws, and that Triangle and Skadden, Arps, Slate, Meagher & Flom LLP, counsel for Triangle, are relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth in this Agreement in (i) concluding that the issuance and sale of the Shares is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) determining the applicability of such exemptions and the suitability of the Purchaser to purchase the Shares.

ARTICLE V

COVENANTS

Section 5.01                             Conduct of Business.  Except as described on Schedule 5.01, from the date hereof through the Closing, Triangle shall, and shall cause its Subsidiaries to, operate their respective businesses in the ordinary course consistent with past practices.

Section 5.02                             Reasonable Best Efforts Prior to Closing.  Prior to the Closing, each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all actions necessary or appropriate to satisfy the conditions to the Closing set forth in Sections 2.03, 2.04 and 2.05 and to consummate the transactions contemplated by the Transaction Documents. Without limiting the foregoing, each of the Parties shall use its reasonable best efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or advisable for the consummation of the transactions contemplated by the Transaction Documents.

Section 5.03                             Other Actions.  From the date hereof through the Closing, Triangle shall use reasonable best efforts to obtain authorization of the listing of the Shares, subject to official notice of issuance.  Without limiting the foregoing, prior to Closing, Triangle shall (i) file a supplemental listing application with the NYSE MKT to list the Shares and provide to NYSE MKT any required supporting documentation, and any other requested information, related to the Shares and (ii) ensure that the issuance of the Shares is in compliance with applicable NYSE MKT rules and regulations.

Section 5.04                             Further Assurances; Listing of Shares.  From time to time after the Closing, without further consideration, Triangle and the Purchaser shall use their commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by the Transaction Documents.  If Triangle applies to have its Common Stock or other securities traded on any principal stock exchange or market other than NYSE MKT, it shall include in such application the Shares and will take such other action as is necessary to cause the Shares to be so listed.

Section 5.05                             Section 16(b) Matters.  Prior to the Closing, Triangle shall take all actions reasonably necessary to cause the issuance and sale of the Shares pursuant to this Agreement and the exercise of the preemptive rights granted under the Rights Agreement to be exempt under Section 16(b) of the Exchange Act, including any actions reasonably necessary pursuant to Rule 16b-3 under the Exchange Act.

Section 5.06                             Restriction on Sale of Shares.  The Purchaser agrees not to offer, sell, contract to sell, pledge or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) (collectively, “Transfer”) by the Purchaser or any of its Affiliates, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Shares or any securities that are convertible into, or exercisable or exchangeable for, or that represent the right to receive, the Shares, or publicly announce an intention to effect any such transaction, for a period of 180 days after the Closing without the prior written consent of Triangle; provided, however, that the Purchaser may, without the consent of Triangle, Transfer any Shares to an Affiliate of the Purchaser, provided that such Affiliate agrees in writing to be bound by the restrictions on the Purchaser in this Section 5.06.

Section 5.07                             Use of Proceeds.  Triangle agrees that it will use the proceeds from the sale of the Shares to consummate the Kodiak Transaction and to fund capital expenditures relating to Triangle’s drilling program.

ARTICLE VI

INDEMNIFICATION, COSTS AND EXPENSES

Section 6.01                             Indemnification by Triangle.  Triangle agrees to indemnify the Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third Party Claim, as a result of, arising out of, or in any way related to (i) the failure of any of the representations or warranties made by Triangle contained herein to be true and correct as of the date hereof or as of the Closing or (ii) the breach of any of the covenants of Triangle contained herein; provided, that in the case of the immediately preceding clause (i), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty; provided, however, that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Related Party shall have given notice to Triangle shall constitute the date upon which such claim has been made; provided, further, that, absent fraud or willful misconduct, the liability of Triangle shall not be greater in amount than the Purchase Price.  In addition, Triangle agrees that it will indemnify and hold harmless the Purchaser from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by Triangle or alleged to have been incurred by Triangle in connection with the sale of the Shares or the consummation of the transactions contemplated by the Transaction Documents.

Section 6.02                             Indemnification by the Purchaser.  The Purchaser agrees to indemnify Triangle and its Representatives (collectively, “Triangle Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third Party Claim, as a result of, arising out of, or in any way related to (i) the failure of any of the representations or warranties made by the Purchaser contained herein to be true and correct in all material respects as of the date hereof or as of the Closing or (ii) the breach of any of the covenants of the Purchaser contained herein; provided, that in the case of the immediately preceding clause (i), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty; provided, however, that for purposes of determining when an indemnification claim has been made, the date upon which a Triangle Related Party shall have given notice to the Purchaser shall constitute the date upon which such claim has been made; provided, further, that, absent fraud or willful misconduct, the liability of the Purchaser shall not be greater in amount than the Purchase Price.

Section 6.03                             Indemnification Procedure.

(a)                                 A claim for indemnification for any matter not involving a Third Party Claim may be asserted by notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification that it may claim in accordance with this Article VI.

(b)                                 Promptly after any Triangle Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each, a “Third Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such Third Party Claim but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is prejudiced by such failure.  Such notice shall state the nature and the basis of such Third Party Claim to the extent then known.  The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith.  If the Indemnifying Party undertakes to defend or settle such Third Party Claim, it shall promptly, and in no event later than five (5) days following receipt of notice of such Third Party Claim, notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and/or the settlement thereof.  Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party.  After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has, within ten (10) Business Days of when the Indemnified Party provides written notice of a Third Party Claim, failed (y) to assume the defense or settlement of such Third Party Claim and employ counsel and (z) to notify the Indemnified Party of such assumption, or (B) the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such settlement or legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred; provided, however, that the Indemnifying Party shall not be responsible for the fees and expenses of more than one separate counsel for the Purchaser and its Affiliates.  Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not contain any admission of wrongdoing by, the Indemnified Party.

Section 6.04                             Tax Matters.  All indemnification payments under this Article VI shall be adjustments to the Purchase Price, except as otherwise required by applicable Law.

Section 6.05                             Exclusive Remedy.  Except for the assertion of any claim based on fraud, the remedies provided in this Article VI shall be the sole and exclusive legal remedies of the Parties, from and after the Closing and prior to the expiration of the applicable survival period in Section 7.04, with respect to breaches of representations, warranties and covenants under this Agreement and the transactions contemplated hereby.

ARTICLE VII

MISCELLANEOUS

Section 7.01                             Termination.  This Agreement may be terminated at any time prior to the Closing by either Triangle or the Purchaser, by notice to the other Party, if the Closing has not occurred on or before October 19, 2013.  If this Agreement is terminated pursuant to this Section 7.01, this Agreement shall become void and of no further force and effect, except that the provisions of Sections 3.26 and 4.04, Article VI and Article VII shall remain operative and in full force and effect, unless Triangle and the Purchaser execute a writing that expressly (with specific references to the applicable Section or subsection of this Agreement) terminates such rights and obligations as between Triangle and the Purchaser.  Notwithstanding the foregoing, the termination of this Agreement pursuant to this Section 7.01 shall not relieve any Party from liability for damages for any willful failure to perform or observe in any material respect any of its agreements or covenants contained herein that are to be performed or observed at or prior to the Closing.

Section 7.02                             Fees and Expenses.  Triangle shall pay out of the proceeds received from the consummation of the transactions contemplated by this Agreement the reasonable out-of-pocket fees and expenses incurred by the Purchaser in connection the transactions contemplated by the Transaction Documents, including legal, accounting, advisory and other reasonable out-of-pocket fees and expenses; provided, that the expenses of the Purchaser paid out of such proceeds shall not exceed $175,000 in the aggregate.  In addition, Triangle shall pay the $750,000 fee that will be owed to Simmons & Company upon the Closing.

Section 7.03                             Interpretation.  Article, Section and Schedule references in this Agreement are references to the corresponding Article, Section and Schedule to this Agreement, unless otherwise specified.  All Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement.  All references to instruments, documents, Contracts and agreements are references to such instruments, documents, Contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified.  The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.  Any reference in this Agreement to $ shall mean U.S. dollars.  Whenever any determination, consent or approval is to be made or given by the Purchaser, such action shall be in the Purchaser’s sole discretion, unless otherwise specified in this Agreement.  If any provision in the Transaction Documents is held to be illegal, invalid, not binding or unenforceable, (i) such provision shall be fully severable and the Transaction Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Transaction Documents, and the remaining provisions shall remain in full force and effect and (ii) the Parties shall negotiate in good faith to modify the Transaction Documents so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.  When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to the Transaction Documents, the date that is the reference date in calculating such period shall be excluded.  If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.  Any words imparting the singular number only shall include the plural and vice versa.  The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.  The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

Section 7.04                             Survival of Provisions.  The representations and warranties set forth in (a) Sections 3.01, 3.04, 3.05, 3.26, 4.01, 4.02 and 4.04 shall survive the execution and delivery of this Agreement and the Closing and remain operative and in full force and effect indefinitely, (b) Sections 3.18 and 3.19 shall survive the execution and delivery of this

Agreement and the Closing and remain operative and in full force and effect until the expiration of the applicable statute of limitations and no claim may be made regarding such representations and warranties after such dates, and (c) Sections 3.02 and 3.13 shall survive the execution and delivery of this Agreement and the Closing and remain operative and in full force and effect until the later of (i) eighteen months from the Closing Date and (ii) the date upon which Triangle files its Annual Report on Form 10-K for the fiscal year ended January 31, 2015 with the Commission, and no claim may be made regarding such representations and warranties after the later of such dates.  Any other representations and warranties made herein shall survive the execution and delivery of this Agreement and the Closing until the later of (A) six months from the Closing Date and (B) the date upon which Triangle files its Annual Report on Form 10-K for the fiscal year ended January 31, 2014 with the Commission and no claim may be made regarding such representations and warranties after the later of such dates.  The covenants made in this Agreement or any other Transaction Document shall survive the Closing and remain operative and in full force and effect indefinitely.

Section 7.05                             No Waiver; Modifications in Writing.

(a)                                 Delay.  Except as otherwise provided herein, no failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at Law or in equity or otherwise.

(b)                                 Specific Waiver.  Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement or any other Transaction Document shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification or termination.  Any amendment, supplement or modification of or to any provision of this Agreement or any other Transaction Document, any waiver of any provision of this Agreement or any other Transaction Document and any consent to any departure by Triangle from the terms of any provision of this Agreement or any other Transaction Document shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement, no notice to or demand on Triangle in any case shall entitle Triangle to any other or further notice or demand in similar or other circumstances.  Any investigation by or on behalf of any party shall not be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

Section 7.06                             Binding Effect; Assignment.

(a)                                 Binding Effect.  This Agreement shall be binding upon Triangle, the Purchaser and their respective successors and permitted assigns.  Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties and their respective successors and permitted assigns.

(b)                                 Assignment of Rights.  The Purchaser’s rights and obligations hereunder (including the right to seek indemnification) may be transferred or assigned in whole or in part by the Purchaser to any Affiliate of the Purchaser without the consent of Triangle.  Upon any such permitted transfer or assignment, references in this Agreement to the Purchaser (as they apply to the transferor or assignor, as the case may be) shall thereafter apply to such transferee or assignee of the Purchaser unless the context otherwise requires, and such Affiliate transferee or assignee shall become a party to the other Transaction Documents, with such modifications as the Parties shall reasonably agree are necessary or appropriate to reflect the ownership of the Shares by such Affiliate transferee.  Except as provided in the first sentence of this Section 7.06(b), the Purchaser and its permitted Affiliate transferees of the Shares shall not assign or transfer any portion of the rights and obligations of the Purchaser under this Agreement without the written consent of Triangle, which shall not be unreasonably withheld.  No portion of the rights and obligations of Triangle under this Agreement may be transferred or assigned without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

Section 7.07                             Non-Disclosure.  Prior to the Triangle Entities or any of their respective Representatives disclosing any information naming the Purchaser or any of its Affiliates in any filing with the Commission, NYSE MKT or any Governmental Authority or other public disclosure, the Triangle Entities shall provide the Purchaser a reasonable opportunity to review and comment on such disclosure (with such comments being incorporated or reflected, to the extent reasonable, in any such disclosure); provided, however, that nothing in this Section 7.07 shall delay any required filing with the Commission, NYSE MKT or any Governmental Authority or other public disclosure or otherwise hinder the Triangle Entities’ or their Representatives’ ability to timely comply with all Laws or rules and regulations of the Commission, NYSE MKT or other Governmental Authority.

Section 7.08                             Communications.  All notices and demands provided for hereunder shall be in writing and shall be given by hand delivery, electronic mail, registered or certified mail, return receipt requested, regular mail, facsimile or air courier guaranteeing overnight delivery to the following addresses:

(a)                                 If to the Purchaser:

TIAA Oil and Gas Investments, LLC
c/o Teachers Insurance and Annuity Association of America

730 Third Avenue, 4th Floor

New York, NY 10017

Attention: Lisa M. Ferraro
Facsimile: [                          ]
Internet electronic mail: lferraro@tiaa-cref.org

with copies to:

TIAA Oil and Gas Investments, LLC
c/o Teachers Insurance and Annuity Association of America

8500 Andrew Carnegie Blvd. | C2-08-04

Charlotte, NC  28262

Attention: John D. McCally
Facsimile: (704) 988-4924
Internet electronic mail: jmccally@tiaa-cref.org

Patterson Belknap Webb & Tyler LLP

1133 Avenue of the Americas

New York, NY 10036
Attention: Peter J. Schaeffer
Facsimile: 212-336-2222
Internet electronic mail: pjschaeffer@pbwt.com

(b)                                 If to Triangle:

Triangle Petroleum Corporation
1200 17th Street, Suite 2600
Denver, Colorado 80202
Attention: Justin Bliffen
Facsimile: (303) 260-5080
Internet electronic mail: jbliffen@trianglepetroleum.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
1000 Louisiana, Suite 6800
Houston, TX 77002
Attention: Richard Aftanas and Christian Callens
Facsimile: (212) 735-2000
Internet electronic mail: richard.aftanas@skadden.com and
                                       christian.callens@skadden.com

or to such other address as Triangle or the Purchaser may designate in writing.  All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when notice is sent to the sender that the recipient has read the message, if sent by electronic mail; (iii) upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; (iv) when receipt is acknowledged, if sent by facsimile; and (v) upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 7.09                             Removal of Legend.

(a)                                 The Purchaser may request Triangle to remove the legend set forth on the Shares by submitting to Triangle such certificates, together with an opinion of outside counsel reasonably acceptable to Triangle to the effect that such legend is no longer required under the

Securities Act or applicable state Laws as the case may be, as Triangle may request; provided, that, no opinion of counsel shall be required if the Purchaser is effecting a sale of the Shares pursuant to Rule 144 under the Securities Act (and the Purchaser delivers a Rule 144 Representation Letter to Triangle), or the Shares have been registered under the Securities Act pursuant to an effective registration statement.  Triangle shall reasonably cooperate with the Purchaser to effect removal of such legend.  The legend on the Shares shall be removed and Triangle shall issue new shares of Common Stock without such legend to the holder of the Shares upon which it is stamped, if, unless otherwise required by state securities Laws, (i) such Shares are sold pursuant to an effective registration statement, (ii) in connection with a sale, assignment or other transfer, such holder provides Triangle with an opinion of a law firm reasonably acceptable to Triangle, in a generally acceptable form, to the effect that such sale, assignment or transfer of such Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) in connection with a sale, assignment of or other transfer of such Shares, such holder provides Triangle with a representation letter that such Shares will be sold, assigned or transferred pursuant to Rule 144 under the Securities Act (a “Rule 144A Representation Letter”).  Triangle shall bear all direct costs and expenses associated with the removal of a legend pursuant to this Section 7.09; provided, that the Purchaser shall be responsible for all legal fees and expenses of counsel incurred by the Purchaser with respect to matters addressed in this Section 7.09.

(b)                                 Certificates evidencing Shares shall not contain any legend (including the legend set forth in Section 4.05(d)(i)), (i) while a registration statement covering the resale of such security is effective under the Securities Act and the Purchaser delivers to Triangle a representation letter agreeing that such Shares will be sold under such effective registration statement, or (ii) following any sale of such Shares pursuant to Rule 144, (iii) if such Shares may be sold free of restrictions pursuant to Rule 144(b) or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).

Section 7.10                             Entire Agreement.  This Agreement, the other Transaction Documents and the other agreements and documents referred to herein are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained herein and therein.  There are no restrictions, promises, warranties or undertakings between the Parties, other than those set forth or referred to herein or the other Transaction Documents with respect to the rights granted by Triangle or any of its Affiliates or the Purchaser or any of their Affiliates set forth herein or therein.  This Agreement, the other Transaction Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the Parties with respect to such subject matter.

Section 7.11                             Governing Law; Submission to Jurisdiction.  This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the Laws of the State of New York without regard to principles of conflicts of Laws (except that matters to which the Law of the jurisdiction of formation of Triangle is applicable shall be subject to the internal Laws of such state).  Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of New York in the Borough of Manhattan in the City of New York, and the Parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York in the Borough of Manhattan in the City of New York over any such action.  The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the Parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 7.12                             Waiver of Jury Trial.  THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 7.13                             Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different Parties in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the Parties execute this Agreement, effective as of the date first above written.

TRIANGLE PETROLEUM CORPORATION

By:	/s/ Jonathan Samuels
Name:	Jonathan Samuels
Title:	President and Chief Executive Officer

Signature Page to Stock Purchase Agreement

TIAA OIL AND GAS INVESTMENTS, LLC

By:	/s/ Lisa M. Ferraro
Name:	Lisa M. Ferraro
Title	President

Signature Page to Stock Purchase Agreement

Exhibit A

FORM OF

RIGHTS AGREEMENT

This Rights Agreement (this “Agreement”) is made and entered into as of [                    ], by and among Triangle Petroleum Corporation, a Delaware corporation (“Triangle”), [TIAA Oil and Gas Investments, LLC, a Delaware limited liability company, or an Affiliate of the Purchaser to whom the Shares are delivered at Closing pursuant to Section 2.06(a) of the Purchase Agreement] (the “Purchaser” and together with Triangle, the “Parties”).

WHEREAS, pursuant to the Stock Purchase Agreement, dated as of August 6, 2013, between Triangle and the Purchaser (the “Purchase Agreement”), Triangle has agreed to issue and sell to the Purchaser 11,350,000 shares of Common Stock (the “Purchased Stock”) as described therein; and

WHEREAS, Triangle has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchaser pursuant to the Purchase Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

1.                                      Definitions.  Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.  As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” of any specified Person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person.  For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

“Blackout Period” has the meaning set forth in Section 2(a).

“Board” means the board of directors of Triangle.

“Business Day” means any day other than a Saturday, Sunday, any federal holiday or any day on which banking institutions in the State of Texas are authorized or required by law or governmental action to close.

“Capital Leases” means, for any Person, any lease of any property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for

1

as a capital lease on the balance sheet of such Person.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

“Common Stock” means common stock, par value $0.00001 per share, of Triangle.

“Consolidated Leverage Ratio” means as of any date of determination, the ratio of (x) the aggregate amount of EBITDAX of Triangle for the most recently completed fiscal quarter ending prior to the date of determination for which financial statements are in existence multiplied by four to (y) Pro Forma Indebtedness.

“Convertible Note” means the NGP Convertible Note.

“Demand Notice” has the meaning set forth in Section 2(a).

“Demand Registration” has the meaning set forth in Section 2(a).

“Dispose” (including the correlative terms “Disposed” and “Disposition”) means any sale, assignment, transfer, conveyance, gift, pledge, distribution, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary or by operation of Law, whether effected directly or indirectly.

“EBITDAX” means for Triangle, on a consolidated basis for any period, the sum of (a) Net Income for such period (which if such amount constitutes net loss, shall be reflected as a negative number), plus (b) without duplication and to the extent deducted in determining such Net Income (i) Interest Expense for such period, plus (ii) Income Tax Expense for such period, plus (iii) depreciation, amortization, depletion and exploration expenses for such period, plus (iv) non-cash charges resulting from extraordinary, non-recurring events or circumstances for such period (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP (including any “ceiling test” impairments as a result of the use of the full cost method of accounting) and including non-cash charges resulting from the requirements of ASC 410, 718 and 815), minus (c) to the extent included in determining Net Income, non-cash income resulting from extraordinary, non-recurring events or circumstances for such period and all other non-cash items of income which were included in determining such Net Income (including non-cash income resulting from the requirements of ASC 410, 718 and 815); provided that such EBITDAX shall be subject to pro forma adjustments for permitted acquisitions and non-ordinary course asset sales assuming that such transactions had occurred on the first day of the determination period, which adjustments shall be made in a manner, and subject to supporting documentation, reasonably acceptable to the Purchaser. Notwithstanding the foregoing, EBITDAX shall be appropriately adjusted to exclude all amounts of revenues and expenses attributable to any minority investments in Subsidiaries.

“Effective Date” means the time and date that a Registration Statement is first declared effective by the Commission or otherwise becomes effective.

“Effectiveness Period” has the meaning set forth in Section 2(a).

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“Equity Securities” means, with respect to a Person, any shares, interests, participation or other equivalents (however designated) of corporate stock (including any options, warrants or other rights to acquire corporate stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Securities” shall have the meaning specified in Section 8(d).

“GAAP” means generally accepted accounting principles in the United States of America as of the date of the applicable calculation being made.

“Hedging Arrangements” means a hedge, call, swap, collar, floor, cap, option, forward sale or purchase or other contract or similar arrangement (including any obligations to purchase or sell any commodity or security at a future date for a specific price).

“Holder” means (i) the Purchaser unless and until the Purchaser ceases to hold any Registrable Securities and (ii) any holder of Registrable Securities to whom registration rights conferred by this Agreement have been transferred in compliance with Section 11(e) hereof; provided that any Person referenced in clause (ii) shall be a Holder only if such Person agrees in writing to be bound by and subject to the terms set forth in this Agreement.

“Holder Indemnified Persons” has the meaning set forth in Section 5(a).

“Income Tax Expense” means for Triangle and its Subsidiaries, on a consolidated basis for any period, all state and federal income taxes paid or due to be paid during such period.

“Incur” means issue, create, assume, guarantee, incur or otherwise become directly or indirectly liable for, contingently or otherwise.

“Indebtedness” means, with respect to any Person, any indebtedness of that Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers acceptances if and to the extent any of the foregoing indebtedness (other than letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a lien on any assets of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any Indebtedness of any other Person; provided, however, that Indebtedness shall not include (i) any intercompany Indebtedness or (ii) any trade payables.

“Independent Director” means a person meeting the independence requirements under any rule or regulation of the Commission or NYSE MKT (or any other principal stock exchange or market upon which the Common Stock may trade) or under applicable Law, exclusive of any independence requirements applicable solely to members of any committee of the Board.

“Initiating Holder” has the meaning set forth in Section 2(a).

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“Interest Expense” means, for any period and with respect to any Person, total cash interest expense, letter of credit fees and other fees and expenses incurred by such Person in connection with any indebtedness (including any Indebtedness outstanding under the Convertible Note) for such period, whether paid or accrued (including that attributable to obligations which have been or should be, in accordance with GAAP, recorded as Capital Leases), including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, fees owed with respect to secured obligations, and net costs under Hedging Arrangements entered into addressing interest rates, all as determined in conformity with GAAP.

“Losses” has the meaning set forth in Section 5(a).

“Offered Securities” has the meaning set forth in Section 8(a).

“Net Income” means, for any period and with respect to any Person, the net income (or net loss) for such period for such Person after taxes as determined in accordance with GAAP, including any cash net gain but excluding, however, (a) extraordinary items, including (i) any net non-cash gain or loss during such period arising from the sale, exchange, retirement or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business, and (ii) any write-up or write-down of assets and (b) the cumulative effect of any change in GAAP.

“NGP Holders” means any Holder of Registrable Securities under (and as such terms are defined in) the Amended and Restated Registration Rights Agreement, dated as of March 8, 2013, by and between Triangle and NGP Triangle Holdings, LLC.

“Notes” has the meaning given such term in the Convertible Note.

“Parties” has the meaning set forth in the preamble.

“Person” means an individual or group, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Piggyback Notice” has the meaning set forth in Section 2(b).

“Piggyback Registration” has the meaning set forth in Section 2(b).

“Piggyback Request” has the meaning set forth in Section 2(b).

“Portfolio Company” means any portfolio company in which the Purchaser or any of its investment fund Affiliates have made a debt or equity investment.

“Preemptive Offer Acceptance Notice” has the meaning set forth in Section 8(b).

“Preemptive Offer Notice” has the meaning set forth in Section 8(a).

“Preemptive Offer Period” has the meaning set forth in Section 8(b).

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“Proceeding” means any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or, to the knowledge of Triangle, to be threatened.

“Pro Forma Indebtedness” means as of any date of determination, the amount of Indebtedness of Triangle and its Subsidiaries as of the date of determination (excluding the Indebtedness associated with the Convertible Note) after giving pro forma effect to the Incurrence of any proposed new Indebtedness.

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, Rule 430B or Rule 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Purchased Stock” has the meaning set forth in the recitals to this Agreement.

“Purchaser” has the meaning set forth in the preamble.

“Reference Property” has the meaning set forth in the Convertible Note.

“Refused Securities” has the meaning set forth in Section 8(c).

“Registrable Securities” means the Shares; provided, however, that Registrable Securities shall not include:  (i) any Shares that have been registered under the Securities Act and disposed of pursuant to an effective registration statement or otherwise transferred to a Person who is not entitled to the registration and other rights hereunder; (ii) any Shares that may be sold or transferred by the Holder thereof under Rule 144 under the Securities Act without any limitation on the volume, timing, recipients or intended method or methods of distribution, including through the use of an underwriter; and (iii) any Shares that cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise).

“Registration Expenses” has the meaning set forth in Section 4.

“Registration Statement” means a registration statement in the form required to register the resale of the Registrable Securities under the Securities Act and other applicable law, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Resignation Event” means that the Designated Director, as determined by the Board in good faith following compliance with the procedures set forth below in this definition,

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(A) is prohibited or disqualified from serving as an Independent Director of Triangle; (B) has engaged in acts or omissions constituting a breach of the Designated Director’s duty of loyalty to Triangle or its stockholders; (C) has engaged or more likely than not, as determined by a majority of the independent directors of the Board (other than the Designated Director), engaged in acts or omissions which involve moral turpitude, fraud, intentional misconduct or an intentional violation of Law, (D) has engaged in any transaction involving Triangle from which the Designated Director derived an improper personal benefit, or (E) has violated the attendance or other material Triangle policies applicable to all Board members. Prior to making a determination that any Resignation Event described in clauses (A) through (E) above has occurred, the Board shall provide the Designated Director with proper notice of a meeting of the Board in accordance with the Triangle Bylaws at which the removal of such Designated Director will be considered. At such duly called and held Board meeting, the Board shall provide the Designated Director with a reasonable opportunity to be heard and to present information relevant to the Board’s proposed determination. The Board may make a determination that a Resignation Event has occurred only following its consideration in good faith of such information presented by the Designated Director.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder.

“Shares” means the Purchased Stock and any other equity interests of Triangle or equity interests in any successor of Triangle issued in respect of such Purchased Stock by reason of or in connection with any stock dividend, stock split, combination, reorganization, recapitalization, conversion to another type of entity or similar event involving a change in the capital structure of Triangle.

“Suspension Notice” has the meaning set forth in Section 10(b).

“Suspension Period” has the meaning set forth in Section 10(b).

“Termination Event” means the Purchaser and its Affiliates to which it has transferred the Purchased Stock ceasing to own at least equal to the lesser of: (i) fifty percent (50%) of the shares of the Purchased Stock and (ii) ten percent (10%) of the shares of Common

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Stock outstanding as of the date of determination.  Any shares of Common Stock acquired by the Purchaser (and its Affiliates to which it has transferred the Purchased Stock in accordance with the terms hereof) other than pursuant to the Purchase Agreement shall not count towards the ownership requirements set forth in clause (i) above and any shares of Common Stock acquired by the Purchaser (and its Affiliates to which it has transferred the Purchased Stock in accordance with the terms hereof) other than pursuant to the Purchase Agreement or pursuant to Section 8 shall not count towards the ownership requirements set forth in clause (ii) above.

“Trading Market” means the principal national securities exchange on which Registrable Securities are listed.

“Triangle” has the meaning set forth in the preamble.

“Triangle Bylaws” means the Bylaws of Triangle, as amended.

“Triangle Indemnified Persons” has the meaning set forth in Section 5(b).

“Triangle Securities” means any equity interest of any class or series in Triangle.

“Underwritten Offering” has the meaning set forth in Section 3(k).

“Underwritten Offering Notice” has the meaning set forth in Section 3(k).

“VWAP”  means, as of a specified date and in respect of Registrable Securities, the volume weighted average price for such security on the Trading Market with respect to the Registrable Securities for the five (5) trading days immediately preceding, but excluding, such date.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections and Annexes refer to Sections of and Annexes to this Agreement; (c) the terms “include”, “includes”, “including” or words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof”, “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (h) references to any Person include such Person’s successors and permitted assigns; and (i) references to “days” are to calendar days unless otherwise indicated.

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2.                                      Registration.

(a)                                 Demand Registration.

(i)                                     Any Holder that holds any Registrable Securities shall have the option and right, exercisable by delivering a written notice to Triangle (a “Demand Notice,” and the Holder that delivers such a Demand Notice, the “Initiating Holder”), to require Triangle to, pursuant to the terms of and subject to the limitations contained in this Agreement, prepare and file with the Commission a Registration Statement registering the offering and sale of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice in accordance with the intended timing and method or methods of distribution thereof specified in the Demand Notice, which may include sales on a delayed or continuous basis pursuant to Rule 415 (a “Demand Registration”).  The Demand Notice must set forth the number of Registrable Securities that the Initiating Holder intends to include in such Demand Registration.  Notwithstanding anything to the contrary herein, in no event shall Triangle be required to effectuate a Demand Registration for Registrable Securities having an aggregate value of less than $30 million based on the VWAP of such Registrable Securities as of the date of the Demand Notice.

(ii)                                  Within five Business Days of the receipt of the Demand Notice, Triangle shall give written notice of such Demand Notice to all Holders and, as soon as reasonably practicable thereafter, shall, subject to the limitations of this Section 2(a), file a Registration Statement covering all of the Registrable Securities that the Holders shall in writing request (such request to be given to Triangle within three days of receipt of such notice of the Demand Notice given by Triangle pursuant to this Section 2(a)(ii)) to be included in such Demand Registration as promptly as practicable as directed by the Initiating Holder in accordance with the terms and conditions of the Demand Notice and use all commercially reasonable efforts to cause such Registration Statement to become effective under the Securities Act and remain effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold (the “Effectiveness Period”).

(iii)                               Subject to the other limitations contained in this Agreement, Triangle is not obligated hereunder to effect (A) more than one Demand Registration in any 12 month period, (B) more than a total of three Demand Registrations pursuant to this Agreement and (C) a subsequent Demand Registration pursuant to a Demand Notice if a Registration Statement covering all of the Registrable Securities held by the Holders providing such Demand Notice shall have become effective under the Securities Act and remains effective under the Securities Act and is sufficient to permit offers and sales of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice in accordance with the intended timing and method or methods of distribution thereof specified in the Demand Notice.

(iv)                              Notwithstanding any other provision of this Section 2(a), Triangle shall not be required to effect a registration or file a Registration Statement (or any amendment thereto) for a period of up to 60 days, if (A) the Board determines that a postponement is in the best interest of Triangle and its stockholders generally due to a pending transaction involving Triangle, (B) the Board determines such registration would render Triangle unable to comply with applicable securities laws or (C) the Board determines such registration would require disclosure of material information that

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Triangle has a bona fide business purpose for preserving as confidential (any such period, a “Blackout Period”); provided, however, that (i) in no event shall any Blackout Period together with any Suspension Period collectively exceed an aggregate of 120 days in any 12 month period, (ii) during any Blackout Period contemplated by Section 2(a)(iv)(B) or any Suspension Period, Triangle shall not engage in any transaction involving the offer, issuance, sale, or purchase of Triangle Securities (whether for the benefit of Triangle or a third Person), except transactions involving the issuance or purchase of Triangle Securities as contemplated by Triangle employee benefit plans or employee or director arrangements or in connection with the conversion or exercise of outstanding securities, including the Convertible Note, and (iii) during any Blackout Period contemplated by Section 2(a)(iv)(B) or (C) or any Suspension Period, Triangle shall not file a registration statement (or any amendment or supplement thereto) for any other holder of registration rights.

(v)                                 Triangle may include in any such Demand Registration other Triangle Securities for sale for its own account or for the account of any other Person; provided that if the managing underwriter, if any, for the Underwritten Offering determines that the type or number of Triangle Securities proposed to be offered in such offering would likely have an adverse effect in any material respect on the price, timing or distribution of the Registrable Securities proposed to be included in such offering, the Registrable Securities to be sold by the Holders shall be included in such registration before any Triangle Securities proposed to be sold for the account of Triangle or any other Person other than the NGP Holders.

(vi)                              Subject to the limitations contained in this Agreement, Triangle shall effect any Demand Registration on Form S-3 (except if Triangle is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such Demand Registration shall be effected on another appropriate form for such purpose pursuant to the Securities Act) and if Triangle becomes, and is at the time of its receipt of a Demand Notice, a WKSI, the Demand Registration for any offering and selling of Registrable Securities shall be effected pursuant to an Automatic Shelf Registration Statement, which shall be on Form S-3 or any equivalent or successor form under the Securities Act (if available to Triangle); provided, however, that if at any time a Registration Statement on Form S-3 is effective and a Holder provides written notice to Triangle that it intends to effect an offering of all or part of the Registrable Securities included on such Registration Statement, Triangle will amend or supplement such Registration Statement as may be necessary in order to enable such offering to take place.

(vii)                           Without limiting Section 3, in connection with any Demand Registration pursuant to and in accordance with this Section 2(a), Triangle shall, (A) promptly prepare and file or cause to be prepared and filed (1) such additional forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents, as may be necessary or advisable to register or qualify the securities subject to such Demand Registration, including under the securities laws of such states as the Holders shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, Triangle would become subject to general service of process or to taxation or qualification to do business in such

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jurisdiction solely as a result of registration and (2) such forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents as may be necessary to apply for listing or to list the Registrable Securities subject to such Demand Registration on the Trading Market and (B) do any and all other acts and things that may be reasonably necessary or appropriate or reasonably requested by the Holders to enable the Holders to consummate a public sale of such Registrable Securities in accordance with the intended timing and method or methods of distribution thereof.

(ix)                              In the event a Holder transfers Registrable Securities included on a Registration Statement and such Registrable Securities remain Registrable Securities following such transfer, at the request of such Holder, Triangle shall amend or supplement such Registration Statement as may be necessary in order to enable such transferee to offer and sell such Registrable Securities pursuant to such Registration Statement; provided that in no event shall Triangle be required to file a post-effective amendment to the Registration Statement unless (A) such Registration Statement includes only Registrable Securities held by the Holder, Affiliates of the Holder or transferees of the Holder or (B) Triangle has received written consent therefor from whom Registrable Securities have been registered on (but not yet sold under) such Registration Statement, other than the Holder, Affiliates of the Holder or transferees of the Holder.

(x)                                 The rights of the Holders under this Section 2(a) shall terminate at such time that both (A) the number of Registrable Securities is less than 3% of the number of outstanding shares of Common Stock, and (B) such Registrable Securities may be sold or transferred by the Holder thereof under Rule 144 under the Securities Act without any limitation on the volume or timing.

(b)                                 Piggyback Registration.

(i)                                     If Triangle shall at any time propose to conduct, other than pursuant to any Demand Registration, a public offering of Common Stock for cash (whether in connection with a public offering of Common Stock by Triangle, a public offering of Common Stock by stockholders, or both, but excluding an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4 or S-8 or an offering on any registration statement form that does not permit secondary sales), Triangle shall promptly notify all Holders of such proposal reasonably in advance of (and in any event at least five Business Days before) the commencement of the offering (the “Piggyback Notice”).  The Piggyback Notice shall offer the Holders the opportunity to include for registration in such Registration Statement the number of Registrable Securities as they may request (a “Piggyback Registration”).  Triangle shall use commercially reasonable efforts to include in each such Piggyback Registration such Registrable Securities for which Triangle has received a written request from a Holder within three Business Days after delivery of the Piggyback Notice to such Holder (“Piggyback Request”) for inclusion therein.  If a Holder decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by Triangle, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by

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Triangle with respect to offerings of Common Stock, all upon the terms and conditions set forth herein.

(ii)                                  If the Registration Statement under which Triangle gives notice under this Section 2(b) is for an underwritten offering, Triangle shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder to be included in a registration pursuant to this Section 2(b) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Triangle.  If the managing underwriter or managing underwriters of such offering advise Triangle and the Holders in writing that in their reasonable opinion that the inclusion of all of the Holders’ Registrable Securities in the subject Registration Statement (or any other Common Stock proposed to be included in such offering) would likely have an adverse effect in any material respect on the price, timing or distribution of Common Stock proposed to be included in such offering, Triangle shall include in such offering only that number of shares of Common Stock proposed to be included in such offering that, in the reasonable opinion of the managing underwriter or managing underwriters, will not have such effect, with such number to be allocated as follows:

(A)       if such registration statement is filed other than pursuant to a demand registration initiated by the NGP Holders, (i) first, to Triangle, (ii) if there remains availability for additional shares of Common Stock to be included in such registration, second pro rata among the NGP Holders and all Holders desiring to register Registrable Securities based on the number of Registrable Securities held by all such Holders and the number of registrable securities held by the NGP Holders, and (iii) if there remains availability for additional shares of Common Stock to be included in such registration, third pro-rata among all other holders of Common Stock who may be seeking to register such Common Stock based on the number of shares of Common Stock such holder is entitled to include in such registration.

(B)       if such registration statement is filed pursuant to a demand registration initiated by the NGP Holders, (i) first, to the NGP Holders, (ii) if there remains availability for additional shares of Common Stock to be included in such registration, second pro rata to the Holders desiring to register Registrable Securities based on the number of Registrable Securities held by all such Holders, and (iii) if there remains availability for additional shares of Common Stock to be included in such registration, third pro-rata among all other holders of Common Stock who may be seeking to register such Common Stock based on the number of shares of Common Stock such holder is entitled to include in such registration.

If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to Triangle and the managing underwriter(s) delivered on or prior to the time of the commencement of such offering.  Any Registrable

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Securities withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(iii)                               Triangle shall have the right to terminate or withdraw any registration initiated by it under this Section 2(b) at any time in its sole discretion whether or not any Holder has elected to include Registrable Securities in such Registration Statement.  The registration expenses of such withdrawn registration shall be borne by Triangle in accordance with Section 4 hereof.

(iv)                              The rights of the Holders under this Section 2(b) shall terminate if the number of Registrable Securities is less than 5% of the number of outstanding shares of Common Stock.

3.                                      Registration Procedures.

The procedures to be followed by Triangle and each Holder electing to sell Registrable Securities in a Registration Statement pursuant to this Agreement, and the respective rights and obligations of Triangle and such Holders, with respect to the preparation, filing and effectiveness of such Registration Statement, are as follows:

(a)                                 in connection with a Demand Registration, Triangle will at least two Business Days prior to the anticipated filing of the Registration Statement and any related Prospectus or any amendment or supplement thereto (other than, after effectiveness of the Registration Statement, any filing made under the Exchange Act that is incorporated by reference into the Registration Statement), (i) furnish to such Holders copies of all such documents prior to filing and (ii) use commercially reasonable efforts to address in each such document when so filed with the Commission such comments as such Holders reasonably shall propose prior to the filing thereof.

(b)                                 in connection with a Piggyback Registration, Triangle will at least two days prior to the anticipated filing of the initial Registration Statement that identifies the Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Holders and provide information with respect thereto), (i) furnish to such Holders copies of all Registration Statements that identify the Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Holders and provide information with respect thereto) prior to filing and (ii) use commercially reasonable efforts to address in each such document when so filed with the Commission such comments as such Holders reasonably shall propose prior to the filing thereof.

(c)                                  Triangle will use commercially reasonable efforts to as promptly as reasonably practicable (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for its Effectiveness Period and, subject to the limitations contained in this

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Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holders; (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably practicable provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to such Holders as selling Holders but not any comments that would result in the disclosure to such Holders of material and non-public information concerning Triangle.

(d)                                 Triangle will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(e)                                  Triangle will notify such Holders who are included in a Registration Statement as promptly as reasonably practicable: (i)(A) when a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement in which such Holder is included has been filed; (B) when the Commission notifies Triangle whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case Triangle shall provide true and complete copies thereof and all written responses thereto to each of such Holders that pertain to such Holders as selling Holders); and (C) with respect to each such Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by Triangle of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by Triangle shall be required pursuant to this clause (v) in the event that Triangle either promptly files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading).

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(f)                                   Triangle will use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably practicable, or if any such order or suspension is made effective during any Blackout Period or Suspension Period, as promptly as reasonably practicable after such Blackout Period or Suspension Period is over.

(g)                                  During the Effectiveness Period, Triangle will furnish to each such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (including those incorporated by reference) promptly after the filing of such documents with the Commission; provided, that Triangle will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(h)                                 Triangle will promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) authorized by Triangle for use and each amendment or supplement thereto as such Holder may reasonably request during the Effectiveness Period.  Subject to the terms of this Agreement, Triangle consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(i)                                     Triangle will cooperate with such Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request in writing.  In connection therewith, if required by Triangle’s transfer agent, Triangle will promptly, after the Effective Date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder of such Registrable Securities under the Registration Statement.

(j)                                    Upon the occurrence of any event contemplated by Section 3(e)(v), subject to Section 2(a)(iv) and this Section 3(j), as promptly as reasonably practicable, Triangle will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(k)                                 Such Holders may distribute the Registrable Securities by means of an underwritten offering; provided that (i) in the case of a Demand Registration, (A) the Initiating Holder provides written notice to Triangle of its intention to distribute Registrable Securities by means of an underwritten offering, which for the avoidance of doubt may be made at a date later than the original Demand Notice (the “Underwritten Offering Notice” and such underwritten offering being referred to herein as an “Underwritten Offering”) and (B) Holders (including the Initiating Holder) having an aggregate value of at least $30 million based on the VWAP of such Registrable Securities as of the date of such Underwritten Offering Notice desire to participate in such Underwritten Offering and, in the case of a Piggyback Registration, the electing Holders must include their Registrable Securities in an underwritten offering if the Piggyback Notice so requires, (ii) the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein, (iii) the managing underwriter or managing underwriters thereof shall be designated by the Initiating Holder in the case of a Demand Registration (provided, however, that such designated managing underwriter or managing underwriters shall be reasonably acceptable to Triangle), by Triangle in the case of a registration initiated by Triangle or by such other holder in the case of a registration initiated by another holder, (iv) each Holder participating in such underwritten offering agrees to enter into an underwriting agreement in customary form and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to select the managing underwriter or managing underwriters hereunder and (v) each Holder participating in such underwritten offering completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.  Triangle hereby agrees with each Holder that, in connection with any Underwritten Offering in accordance with the terms hereof, it will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including using all commercially reasonable efforts to procure customary legal opinions and auditor “comfort” letters.  Notwithstanding the foregoing, Triangle is not obligated to effect more than (A) one Underwritten Offering in any 12 month period and (B) a total of three Underwritten Offering pursuant to this Agreement.   If, in the case of an Underwritten Offering, the managing underwriter advises Triangle that the inclusion of all of the Holders’ Registrable Securities in the subject Underwritten Offering would likely have an adverse effect in any material respect on the price, timing or distribution of Registrable Securities proposed to be included in such Underwritten Offering, then Triangle shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Common Stock that may be included in the Underwritten Offering shall be allocated:

(A)           in the case of a demand registration initiated by the NGP Holders, (i) first to the NGP Holders and (ii) second to the Holders on a pro rata basis based on the number of Registrable Securities held by all such Holders.

(B)           in the case of a Demand Registration, (i) first to the Holders on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders) and (ii) second to the NGP Holders.

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Any Registrable Securities excluded or withdrawn from such Underwritten Offering shall be withdrawn from the Underwritten Offering.  In the event that the managing underwriter limits the number of Registrable Securities to be included in the Underwritten Offering pursuant to this Section 3(k) such that at least one-third of the aggregate Registrable Securities set forth in such Holders’ written requests pursuant to this Section 3(k) are included in the Underwritten Offering, such Underwritten Offering shall not be considered to be an Underwritten Offering for purposes of the limitations set forth in this Section 3(k).

(l)                                     In the event such Holders seek to complete an Underwritten Offering, for a reasonable period prior to the filing of any Registration Statement and throughout the Effectiveness Period, Triangle will make available upon reasonable notice at Triangle’s principal place of business or such other reasonable place for inspection during normal business hours by the managing underwriter or managing underwriters selected in accordance with Section 3(k) such financial and other information and books and records of Triangle, and cause the officers, employees, counsel and independent certified public accountants of Triangle to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act.

(m)                             In connection with any Demand Registration, Triangle will use commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective investors in presentations, meetings and road shows.

(n)                                 Triangle may require the Holder to furnish to Triangle any other information regarding the Holder and the distribution of such securities as Triangle reasonably determines is required to be included in any Registration Statement.

4.                                      Registration Expenses.  All Registration Expenses incident to the Parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with any Demand Registration or Piggyback Registration (in each case, excluding any Selling Expenses) shall be borne by Triangle, whether or not any Registrable Securities are sold pursuant to a Registration Statement.  “Registration Expenses” shall include, without limitation, (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the Trading Market and (B) in compliance with applicable state securities or “Blue Sky” laws), (ii) printing expenses (including expenses of printing certificates for Triangle Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by a Holder of Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel, auditors and accountants for Triangle, (v) Securities Act liability insurance, if Triangle so desires such insurance, (vi) fees and expenses of all other Persons retained by Triangle in connection with the consummation of the transactions contemplated by this Agreement and (vii) all expenses relating to marketing the sale of the Registrable Securities, including expenses related to conducting a “road show.”  In addition, Triangle shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of their officers and employees performing legal or

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accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on the Trading Market.

5.                                      Indemnification.

(a)                                 Triangle shall indemnify and hold harmless each Holder, its Affiliates and each of their respective officers and directors and any Person who controls any such Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Holder Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, in any preliminary prospectus (if Triangle authorized the use of such preliminary prospectus prior to the Effective Date), or in any summary or final prospectus or free writing prospectus (if such free writing prospectus was authorized for use by Triangle) or in any amendment or supplement thereto (if used during the period Triangle is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading; provided, however, that Triangle shall not be liable to any Holder Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to Triangle by or on behalf of such Holder Indemnified Person or any underwriter specifically for use in the preparation thereof.  Triangle shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which Triangle is aware in connection with the transactions contemplated by this Agreement.  Notwithstanding anything to the contrary herein, this Section 5 shall survive any termination or expiration of this Agreement indefinitely.

(b)                                 In connection with any Registration Statement in which a Holder participates, such Holder shall indemnify and hold harmless Triangle, its Affiliates and each of their respective officers, directors and any Person who controls Triangle (within the meaning of the Securities Act) and any agent thereof (collectively, the “Triangle Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all Losses as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, in any preliminary prospectus (if used prior to the Effective Date of such Registration Statement), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto (if used during the period Triangle is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they

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were made, not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to the Holder furnished in writing to Triangle by such Holder for use therein.

(c)                                  Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim.  Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

6.                                      Facilitation of Sales Pursuant to Rule 144.  To the extent it shall be required to do so under the Exchange Act, Triangle shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.  Upon the request of any Holder in connection with that Holder’s sale pursuant to Rule 144, Triangle shall deliver to such Holder a written statement as to whether it has complied with such requirements.

7.                                      [Intentionally Omitted]

8.                                      Preemptive Rights.

(a)                                 Except in the case of Excluded Securities, Triangle shall not issue, exchange or otherwise Dispose, agree to issue, exchange or otherwise Dispose, or reserve or set aside for the same, any Equity Securities of Triangle or any securities convertible into or exchangeable for Equity Securities of Triangle (the “Offered Securities”), unless in each case Triangle shall have first given written notice to Purchaser (the “Preemptive Offer Notice”) at least 10 Business Days prior to entering into a definitive agreement for such sale stating that Triangle proposes to sell such Offered Securities, the number or amount of the Offered Securities proposed to be sold, the proposed purchase price or price range therefor and any other terms and conditions of such offer.

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(b)                                 On or before the seventh Business Day following the date of the Preemptive Offer Notice (the “Preemptive Offer Period”), the Purchaser shall have the option to subscribe for up to its pro rata share of such Offered Securities (based on its percentage ownership of Common Stock calculated on a fully-diluted basis using the treasury stock method and assuming full conversion of any outstanding convertible notes of the Company) by delivering written notice to Triangle (a “Preemptive Offer Acceptance Notice”).  Notwithstanding the preceding sentence, the number of Offered Securities that the Purchaser is entitled to purchase shall not exceed an amount that would require Stockholder Approval under, or would result in a violation of, the rules and regulations of NYSE MKT or any other principal stock exchange or market upon which the Offered Securities trade; provided, however, that if the Purchaser cannot purchase at least 75% of the number of Offered Securities as to which a Preemptive Offer Acceptance Notice has been given by the Purchaser as a result of the limitations set forth in this sentence, then Triangle shall not issue, exchange or otherwise Dispose, agree to issue, exchange or otherwise Dispose, or reserve or set aside for the same all or any part of the Offered Securities without the prior written consent of the Purchaser.  Each Preemptive Offer Acceptance Notice shall specify:  (i) the amount of Offered Securities the Purchaser desires to subscribe for and (ii) the prices at which the Purchaser is willing to purchase such amounts of the Offered Securities at each such price.

(c)                                  Triangle shall have 30 days from the expiration of the Preemptive Offer Period to enter into a definitive agreement to issue and sell all or any part of such Offered Securities as to which a Preemptive Offer Acceptance Notice has not been given by the Purchaser (the “Refused Securities”) to any other Persons, but only upon terms and conditions in all material respects, including price, which are no more favorable, individually or in the aggregate, to such other Persons or less favorable, individually or in the aggregate, to Triangle than those set forth in the Preemptive Offer Notice. Upon the closing, which shall occur at a reasonable time and place within 60 days from the expiration of the Preemptive Offer Period (which such period shall be extended for up to 180 days with respect to any Person seeking to purchase Offered Securities, including the Purchaser, for such time as is necessary to allow such Person to request any approvals required under the HSR Act) and shall include full payment to Triangle of the proceeds from the sale to such other Persons of all the Refused Securities, the Purchaser shall purchase from Triangle, and Triangle shall sell to the Purchaser, the Offered Securities with respect to which a Preemptive Offer Acceptance Notice was delivered by the Purchaser, at the terms specified in the Preemptive Offer Notice. In each case, any Offered Securities not purchased by the Purchaser or any other Persons in accordance with this Section 8(c) within 60 days (or such longer period if the time period within which to close is extended as provided in the immediately preceding sentence) after the expiration of the Preemptive Offer Period may not be sold or otherwise Disposed of until they are again offered to the Purchaser under the procedures specified in this Section 8(c).

(d)                                 The rights of the Purchaser under this Section 8 shall terminate upon the occurrence of a Termination Event and shall not apply to the following securities (the “Excluded Securities”):

(i)                                     the issuance of any Equity Securities, or securities convertible into or exchangeable for Equity Securities, of Triangle pursuant to any employee benefits or other compensation plan approved by the Board and the Stockholders;

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(ii)                                  Equity Securities, or securities convertible into or exchangeable for Equity Securities, of Triangle issued otherwise than for cash pursuant to, a merger, consolidation, acquisition, disposition or similar business combination approved by the Board;

(iii)                               Equity Securities, or securities convertible into or exchangeable for Equity Securities, of Triangle issued upon any stock dividend, stock split or other pro-rata distribution, subdivision or combination of securities or other recapitalization of Triangle;

(iv)                              Equity Securities issued upon conversion of the Convertible Note and other convertible notes issued concurrently herewith; and

(v)                                 Equity Securities, or securities convertible into or exchangeable for Equity Securities, of Triangle issued pursuant to the terms of a “poison pill” or other stockholder rights plan.

9.                                      Director Designation Rights.

(a)                                 Board Representation.

(i)                                     On the date on which the aggregate consideration paid by Purchaser and its Affiliates to Triangle for shares of Common Stock from Triangle exceeds $150 million, the Board shall adopt resolutions that (i) increase the number of natural persons that constitute the whole Board by one (1) person and (ii) fill the vacancy created by virtue of such increase in the size of the Board with an individual designated by the Purchaser, in each case pursuant to the Triangle Organizational Documents, who must in the reasonable judgment of Triangle, (A) qualify as an Independent Director, (B) have the requisite skill and experience to serve as a director of a publicly traded company, (C) not be prohibited or disqualified from serving as a director of Triangle pursuant to the Triangle Bylaws (as in effect as of the date hereof) or any rule or regulation of the Commission, NYSE MKT (or any other principal stock exchange or market upon which the Common Stock may trade) or by applicable law and (D) otherwise be reasonably acceptable to Triangle (the “Designated Director”). The Purchaser shall, and shall cause the Designated Director to, timely provide Triangle with accurate and complete information relating to the Purchaser and the Designated Director that may be required to be disclosed by Triangle under the Exchange Act. In addition, at Triangle’s request, the Purchaser shall cause the Designated Director to complete and execute Triangle’s standard director and officer questionnaire and provide such other information as Triangle may reasonably request prior to being admitted to the Board or standing for reelection at an annual meeting of Stockholders or at such other time as may be requested by Triangle.

(ii)                                  The Designated Director will hold office until his or her term expires and such Designated Director’s successor has been duly elected and qualified or until such Designated Director’s earlier death, resignation or removal.

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(iii)                               In order to designate an individual for appointment to the Board, the Purchaser must submit to Triangle a written notice in accordance with the notice provisions set forth in Section 7.08 of the Purchase Agreement, which notice shall include (i) the name, age, business address and residence address of such designee, (ii) a current resume and curriculum vitae of such designee and (iii) a statement describing such designee’s qualifications.

(iv)                              Prior to a Termination Event:

(A)                               in connection with each annual meeting of Stockholders, and subject to the conditions of Section 9(a)(i) of this Agreement, Triangle shall nominate the Designated Director for reelection to the Board and shall take all reasonable and lawful actions necessary or advisable to cause the Board to recommend that the Stockholders vote “FOR” the election of the Designated Director;

(B)                               promptly following any annual meeting of Stockholders at which the Designated Director is not elected to the Board, and subject to the provisions of Section 9(a)(i) of this Agreement, the Board shall adopt resolutions that (1) increase the number of natural persons that constitute the whole Board by one (1) person and (2) fill the vacancy created by virtue of such increase in the size of the Board with the Designated Director; and if the Board is prevented by Section 3.1 of the Triangle Bylaws from complying with clause (1) of this Section 9(a)(iv)(B), the Board shall amend the Triangle Bylaws as necessary to permit the Board to comply with clause (1) of this Section 9(a)(iv)(B);

(C)                               any Designated Director may be removed pursuant to Section 3.6 of the Triangle Bylaws, and any vacancy created by such removal shall be filled by the Board with an individual designated by the Purchaser who, subject to the conditions of Section 9(a)(i) of this Agreement, shall become the Designated Director;

(D)                               upon written notice from Triangle to the Purchaser that a Resignation Event has occurred, which notice shall set forth in reasonable detail the facts and circumstances constituting the Resignation Event, the Purchaser will cause the Designated Director then serving as a member of the Board to resign as a member of the Board within two (2) Business Days of such written notice; and

(E)                                any vacancy caused by the death, disability or resignation of the Designated Director shall be filled by the Board with an individual designated by the Purchaser who, subject to the conditions of Section 9(a)(i) of this Agreement, shall become the Designated Director.

(v)                                 Any action by the Purchaser to designate or replace the Designated Director shall be evidenced in writing furnished to Triangle and shall be signed by or on behalf of the Purchaser.

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(vi)                              Prior to designating a Designated Director, the Purchaser shall enter into a written agreement in a form reasonably satisfactory to Triangle with the Designated Director whereby such Designated Director agrees to resign as a member of the Board upon a Resignation Event, a Termination Event or at the Purchaser’s request, as applicable. The Purchaser acknowledges and agrees that such an agreement is in the best interest of Triangle and the Purchaser, and that Triangle shall be a third party beneficiary of the terms and conditions of such an agreement, and Triangle shall have the right to enforce such an agreement to the same extent as the parties thereto.

(vii)                           Triangle shall not take any action that would lessen, restrict, prevent or otherwise have an adverse effect upon the foregoing rights of the Purchaser to Board representation, including by nominating more directors for election to the Board than the number of directors constituting the full Board; provided, however, that Triangle shall not be prohibited from taking such action that the Board determines (i) may be necessary to (A) comply with any rule or regulation of the Commission or NYSE MKT (or any other principal stock exchange or market upon which the Common Stock may trade) or (B) comply with applicable law or (ii) is required to comply with the provisions of the Triangle Organizational Documents.

(b)                                 Termination of Director Designation Rights. Upon the occurrence of a Termination Event, the Purchaser’s right to designate, and Triangle’s obligation to nominate, the Designated Director shall automatically terminate, and the Purchaser shall cause the Designated Director then serving as a member of the Board, promptly upon (and in any event within two (2) Business Days following) receipt of a written request from Triangle, to resign as a member of the Board. In the event Triangle does not request that the Designated Director be caused to resign upon occurrence of a Termination Event, such Designated Director will no longer be considered a designee of the Purchaser and will be subject to election and reelection in accordance with the Triangle Bylaws. The Purchaser shall have the right at any time to cause the Designated Director to resign as a member of the Board and to waive its rights to designate a nominee for election to the Board.

(c)                                  Director Indemnification. At all times while the Designated Director is serving as a member of the Board, and following any such Designated Director’s death, resignation, removal or other cessation as a director in such former Designated Director’s capacity as a former director, each Designated Director shall be entitled to all rights to indemnification and exculpation as are then made available to any other member of the Board. As between Triangle, on the one hand, and the Purchaser and its Affiliates, on the other hand, Triangle shall, in all events, be the full indemnitor of first resort and shall not be entitled to any contribution, indemnification or other payment by or from any of the Purchaser or its Affiliates.

(d)                                 Corporate Opportunities. Triangle hereby renounces any interest or expectancy in any business opportunity in which Teachers Insurance and Annuity Association of America, a New York stock life insurance company, or Purchaser or any of their respective Affiliates or Portfolio Companies (including any officers or directors thereof) (the “TIAA Group”) participates or seeks to participate (each, a “Business Opportunity”) other than a Business Opportunity that is presented to a Designated Director in such Person’s capacity as a director of Triangle and with respect to which no other member of the TIAA Group (other than

22

the Designated Director) independently receives notice or otherwise identifies such Business Opportunity (each Business Opportunity that is so renounced, being referred to as a “Renounced Business Opportunity”). No member of the TIAA Group, including any Designated Director, shall have any obligation to communicate or offer any Renounced Business Opportunity to Triangle, and any member of the TIAA Group may pursue a Renounced Business Opportunity. Notwithstanding anything to the contrary in this Section 9(d), Triangle shall not be prohibited from pursuing any Business Opportunity with respect to which it has renounced any interest or expectancy as a result of this Section 9(d).

10.                               Approval Right.  So long as (a) 50% or more of the Common Stock purchased by the Purchaser pursuant to the Purchase Agreement is issued and outstanding and held by the Purchaser and (b) Purchaser owns at least 10% of the then issued and outstanding Common Stock, Triangle shall not, and shall cause its Subsidiaries not to, directly or indirectly, Incur any Indebtedness (other than pursuant to the Triangle Credit Agreement or the terms of the Notes); provided, however, that Triangle may Incur Indebtedness and any of its Subsidiaries may Incur Indebtedness if on the date thereof the Consolidated Leverage Ratio does not exceed 5.0 to 1.0 (provided that the Triangle Credit Agreement and Notes are excluded from such calculation).

11.                               Miscellaneous.

(a)                                 Remedies.  In the event of a breach by Triangle of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  Triangle agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)                                 Discontinued Disposition.  Each Holder agrees that, upon receipt of a notice from Triangle of the occurrence of any event of the kind described in clauses (ii) through (v) of Section 3(e) (a “Suspension Notice”), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement as contemplated by Section 3(j) or until it is advised in writing by Triangle that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement (a “Suspension Period”).  Triangle may provide appropriate stop orders to enforce the provisions of this Section 11(b).

(c)                                  Amendments and Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed by Triangle and Holders that hold a majority of the Registrable Securities as of the date of such waiver or amendment.  Triangle shall provide prior notice to all Holders of any proposed waiver or amendment.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver

23

of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

(d)                                 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Section 11(d) prior to 5:00 p.m. (Denver Time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Agreement later than 5:00 p.m. (Denver Time) on any date and earlier than 11:59 p.m. (Denver Time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the Party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to Triangle:	Triangle Petroleum Corporation
Attention: Justin Bliffen
1200 17th Street, Suite 2600
Denver, Colorado 80202
Fax: (303) 260-5080
Electronic mail: jbliffen@trianglepetroleum.com

If to the Purchaser or any of its Affiliates:	TIAA Oil and Gas Investments, LLC c/o Teachers Insurance and Annuity Association of America
730 Third Avenue, 4th Floor
New York, NY 10017
Attention: Lisa M. Ferraro Facsimile: [ ] Internet electronic mail: lferraro@tiaa-cref.org with copies to:

TIAA Oil and Gas Investments, LLC

c/o Teachers Insurance and Annuity Association of America

8500 Andrew Carnegie Blvd. | C2-08-04

Charlotte, NC  28262

Attention: John D. McCally

Facsimile: (704) 988-4924

Internet electronic mail: jmccally@tiaa-cref.org

Patterson Belknap Webb & Tyler LLP

1133 Avenue of the Americas

New York, NY 10036

Attention: Peter J. Schaeffer

Facsimile: 212-336-2222

Internet electronic mail: pjschaeffer@pbwt.com

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If to any other Person who is then the registered Holder:

To the address of such Holder as it appears in the applicable register for the Registrable Securities or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(e)                                  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.  Except as provided in this Section 11(e), this Agreement, and any rights or obligations hereunder, may not be assigned without the prior written consent of Triangle and the Purchaser.  Notwithstanding anything in the foregoing to the contrary, (i) the registration rights of a Holder pursuant to this Agreement with respect to all or any portion of its Registrable Securities may be assigned without such consent (but only with all related obligations) with respect to such Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable Securities) by such Holder to a transferee of such Registrable Securities; provided (A) Triangle is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (B) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Agreement, and (ii) the rights of the Purchaser under Section 8 may be transferred or assigned in whole or in part by the Purchaser to an Affiliate of the Purchaser provided that (1) Triangle is, within a reasonable time after such transfer, furnished with written notice of the name and address of such Affiliate and (B) such Affiliate agrees in writing to be bound by and subject to the terms set forth in this Agreement.  Triangle may not assign its respective rights or obligations hereunder without the prior written consent of the Purchaser.

(f)                                   Third Party Beneficiaries.  Other than the Holders (other than the Purchaser), there are no third party beneficiaries having rights under or with respect to this Agreement.

(g)                                  Execution and Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature delivered by facsimile or electronic mail transmission were the original thereof.

(h)                                 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof.  Each of the Parties  irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in in the Borough of Manhattan in the City of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment

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relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each Party anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the Parties irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(i)                                     Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(j)                                    Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k)                                 Entire Agreement.  This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written.

[THIS SPACE LEFT BLANK INTENTIONALLY]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

TRIANGLE PETROLEUM CORPORATION

By:
Name:	Jonathan Samuels
Title:	President and Chief Executive Officer

TIAA OIL AND GAS INVESTMENTS, LLC

By:
Name:
Title:

Signature Page to Registration Rights Agreement